                       AGREEMENT OF MERGER

                             between

                     SOUTHERN UNION COMPANY

                              and

                     FALL RIVER GAS COMPANY

                  Dated as of October 4, 1999

                       TABLE OF CONTENTS



                                                             Page

ARTICLE I      DEFINITIONS
Section 1.1    Certain Defined Terms
Section 1.2    Other Defined Terms

ARTICLE II     THE MERGER; OTHER TRANSACTIONS
Section 2.1    The Merger
Section 2.2    Effective Time of the Merger
Section 2.3    Closing
Section 2.4    Certificate of Incorporation; Bylaws
Section 2.5    Directors and Officers

ARTICLE III    CONVERSION OF SHARES
Section 3.1    Effect of the Merger
Section 3.2    Exchange of FAL Common Stock Certificates
Section 3.3    Dissenting Shares

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SUG
Section 4.1    Organization, Existence and Qualification
Section 4.2    Capitalization
Section 4.3    Subsidiaries; Investments
Section 4.4    Authority Relative to this Agreement and
               Binding Effect
Section 4.5    Governmental Approvals
Section 4.6    Public Utility Holding Company Status;
               Regulation as a Public Utility
Section 4.7    Compliance with Legal Requirements;
               Governmental Authorizations
Section 4.8    Legal Proceedings; Orders
Section 4.9    SEC Documents
Section 4.10   Taxes
Section 4.11   Intellectual Property
Section 4.12   Contracts
Section 4.13   Indebtedness
Section 4.14   Employee Benefit Plans
Section 4.15   Environmental Matters
Section 4.16   No Material Adverse Change
Section 4.17   Brokers
Section 4.18   Proxy Statement; Registration Statement
Section 4.19   No Vote Required
Section 4.20   Disclaimer of Representations and
               Warranties

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF FAL
Section 5.1    Organization, Existence and Qualification
Section 5.2    Capitalization
Section 5.3    Subsidiaries; Investments
Section 5.4    Authority Relative to this Agreement
               and Binding Effect
Section 5.5    Governmental Approvals
Section 5.6    Public Utility Holding Company Status;
               Regulation as a Public Utility
Section 5.7    Compliance with Legal Requirements;
               Governmental Authorizations
Section 5.8    Legal Proceedings; Orders
Section 5.9    SEC Documents
Section 5.10   Taxes
Section 5.11   Intellectual Property
Section 5.12   Title to Assets
Section 5.13   Indebtedness
Section 5.14   Machinery and Equipment
Section 5.15   Applicable Contracts
Section 5.16   Insurance
Section 5.17   Employees
Section 5.18   Employee Benefit Plans
Section 5.19   Environmental Matters
Section 5.20   No Material Adverse Change
Section 5.21   Brokers
Section 5.22   Regulatory Proceedings
Section 5.23   Proxy Statement; Registration Statement
Section 5.24   Vote Required
Section 5.25   Opinion of Financial Advisor
Section 5.26   Disclaimer of Representations and
               Warranties

ARTICLE VI     COVENANTS
Section 6.1    Covenants of FAL
     (a)       Conduct of the Business Prior to the
               Closing Date
     (b)       Customer Notifications
     (c)       Access to the Acquired Companies' Offices,
               Properties and Records; Updating Information
     (d)       Governmental Approvals; Third Party Consents
     (e)       Dividends
     (f)       Issuance of Securities
     (h)       No Shopping
     (i)       Solicitation of Proxies; FAL Proxy Statement
     (j)       FAL Stockholders' Approval
     (k)       Rule 145 Letters
     (l)       Financing Activities
     (m)       FAL Disclosure Schedule
     (n)       FAL Bondholders' Consent
Section 6.2    Covenants of SUG
     (a)       Governmental Approvals; Third Party Consents
     (b)       Employees; Benefits
     (c)       Blue Sky Permits
     (d)       Listing Application
     (e)       Collective Bargaining Agreements
     (f)       SUG Disclosure Schedule
     (g)       Conduct of the Business Prior to the
               Closing Date
     (h)       Access to SUG's Offices, Properties and
               Records; Updating Information
Section 6.3    Additional Agreements
     (a)       The Registration Statement and the FAL
               Proxy Statement
     (b)       Further Assurances
     (c)       Financial Statements to be Provided

ARTICLE VII    CONDITIONS
Section 7.1 Conditions to SUG's Obligation to Effect the Merger
     (a)       Representations and Warranties True as
               of the Closing Date
     (b)       Compliance with Agreements
     (c)       Certificate
     (d)       Governmental Approvals
     (e)       Third Party Consents
     (f)       Injunctions
     (g)       Resignations
     (h)       Opinion of Tax Counsel
     (i)       FAL Stockholders' Approval
     (j)       Appraisal Rights
     (k)       Rule 145 Letters
     (l)       Registration Statement
     (m)       Listing of SUG Common Stock
     (n)       FAL Bondholders' Consent
Section 7.2 Conditions to FAL's Obligations to Effect the Merger
     (a) Representations and Warranties True as of the Closing Date
     (b)       Compliance with Agreements
     (c)       Certificate
     (d)       Governmental Approvals
     (e)       Injunctions
     (f)       Opinion of Counsel
     (g)       FAL Stockholders' Approval
     (h)       Registration Statement
     (i)       Listing of SUG Common Stock

ARTICLE VIII   TERMINATION
Section 8.1    Termination Rights
Section 8.2    Effect of Termination
Section 8.3    Termination Fee; Expenses
     (a)       Termination Fee
     (b)       Expenses

ARTICLE IX     INDEMNIFICATION; REMEDIES
Section 9.1    Directors' and Officers' Indemnification
     (a)       Indemnification and Insurance
     (b)       Successors
     (c)       Survival of Indemnification
Section 9.2    Representations and Warranties

ARTICLE X      GENERAL PROVISIONS
Section 10.1   Expenses
Section 10.2   Notices
Section 10.3   Assignment
Section 10.4   Successor Bound
Section 10.5   Governing Law; Forum; Consent to
               Jurisdiction
Section 10.6   Waiver of Trial By Jury
Section 10.7   Cooperation; Further Documents
Section 10.8   Construction of Agreement
Section 10.9   Publicity; Organizational and Operational
               Announcements
Section 10.10  Waiver
Section 10.11  Parties in Interest
Section 10.12  Specific Performance
Section 10.13  Section and Paragraph Headings
Section 10.14  Amendment
Section 10.15  Entire Agreement
Section 10.16  Counterparts


Disclosure Schedules:
--------------------

FAL Disclosure Schedule
SUG Disclosure Schedule

                       AGREEMENT OF MERGER

This AGREEMENT OF MERGER (this "Agreement") is made as of the 4th day of October, 1999, by and between SOUTHERN UNION COMPANY, a Delaware corporation ("SUG"), and FALL RIVER GAS COMPANY, a
Massachusetts corporation ("FAL").

RECITALS

WHEREAS, the Board of Directors of each of SUG and FAL has approved and deems it advisable and in the best interests of their respective stockholders to consummate the merger of FAL with and into SUG upon the terms and subject to the conditions set forth herein; and

WHEREAS, in furtherance thereof, the Board of Directors of each of SUG and FAL has approved this Agreement and the merger of FAL with and into SUG, with SUG being the surviving corporation (the
"Merger");

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SUG and FAL hereby agree as follows:

                            ARTICLE I
                           DEFINITIONS

Section 1.1   Certain Defined Terms.  For purposes of this
-----------------------------------
Agreement, the following terms have the meanings specified or referred to in this Article I (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

"Acquired Companies" -- FAL and its Subsidiaries, collectively,
 ------------------
and each, an "Acquired Company."

"Affiliate" -- with respect to any Person, any other Person that
 ---------
directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person. As used in this definition, "control" (including with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

"Applicable Contract" -- any Contract (a) under which any
 -------------------
Acquired Company has any rights, (b) under which any Acquired Company has any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is bound.

"Average Trading Price" -- of SUG Common Stock, as of any date,
 ---------------------
will equal the average of the reported closing market prices of such stock for the ten consecutive trading days ending on the third trading day prior to such date (counting from and including the trading day immediately preceding such date). The closing market price for each day in question will be the last sale price, regular way or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system of the principal national securities exchange on which SUG Common Stock is listed or admitted to trading.

"CERCLA" -- the Comprehensive Environmental Response, Compensa-
 ------
tion and Liability Act of 1980, as amended.

"Closing Date" -- the date on which the Closing actually takes
 ------------
place.

"Contract" -- any agreement, contract, document, instrument,
 --------
obligation, promise or undertaking (whether written or oral) that is legally binding.

"DGCL" -- the Delaware General Corporation Law.
 ----
"Encumbrance" -- any charge, adverse claim, lien, mortgage,
 -----------
pledge, security interest or other encumbrance.

"Environment" -- soil, land surface or subsurface strata, surface
 -----------
waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"Environmental Law" -- any Legal Requirement that requires or
 -----------------
relates to:

   (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

   (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

   (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

   (d) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful; or

   (e) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets or for damages to natural resources.

"ERISA" -- the Employee Retirement Income Security Act of 1974,
 -----
as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

"Exchange Act" -- the Securities Exchange Act of 1934, as
 ------------
amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

"Facilities" -- any real property, leaseholds, or other interests
 ----------
currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

"FAL Balance Sheet" -- the audited consolidated balance sheet of
 -----------------
the Acquired Companies at September 30, 1998 (including the notes thereto), provided by FAL to SUG as part of the FAL Financial
Statements.

"FAL Common Stock" -- the common stock, par value $.831/3 per
 ----------------
share, of FAL.

"FAL Disclosure Schedule" -- the disclosure schedule delivered by
 -----------------------
FAL to SUG concurrently with the execution and delivery of this Agreement.

"FAL Material Adverse Effect" -- a material adverse effect (i) on
 ---------------------------
the business, operations, financial condition or results of operations of FAL and its Subsidiaries, taken as a whole, or (ii) on the ability of FAL and its Subsidiaries to consummate the Merger in accordance with this Agreement.

"FAL Permitted Liens" -- Encumbrances securing Taxes, assess-
 -------------------
ments, governmental charges or levies, or the claims of material-men, mechanics, carriers and like persons, all of which are not yet due and payable or which are being contested in good faith; Encumbrances (other than any Encumbrance imposed by ERISA) incurred on deposits made in the Ordinary Course of Business in connection with worker's compensation, unemployment insurance or other types of social security; the Encumbrances created by the Indenture of First Mortgage, dated as of December 1, 1952, between FAL and State Street Bank and Trust Company, successor in interest to the First National Bank of Boston, successor by merger to Old Colony Trust Company, as Trustee, as amended or supplemented from time to time; in the case of leased real property, Encumbrances (not attributable to an Acquired Company as lessee) affecting the landlord's (and any underlying land-lord's) interest in any leased real property; and such other Encumbrances which are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

"Final Order" -- an action by a Governmental Body as to which:
 -----------
(a) no request for stay of the action is pending, no such stay is in effect and if any time period is permitted by statute or regulation for filing any request for such stay, such time period has passed; (b) no petition for rehearing, reconsideration or application for review of the action is pending and the time for filing any such petition or application has passed; (c) such Governmental Body does not have the action under reconsideration on its own motion and the time in which such reconsideration is permitted has passed; and (d) no appeal to a court, or a request for stay by a court of the Governmental Body's action is pending or in effect and the deadline for filing any such appeal or request has passed.

"GAAP" -- generally accepted United States accounting principles,
 ----
applied on a consistent basis.

"Governmental Authorization" -- any approval, consent, license,
 --------------------------
franchise, certificate of public convenience and necessity, permit, waiver or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body" -- any:

 -----------------

   (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

   (b) federal, state, county, local, municipal or other government;

   (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); or

   (d) body exercising, or entitled to exercise, any administra-tive, executive, judicial, legislative, police, regula-tory or taxing authority or power of any nature.

"Hazardous Activity" -- the distribution, generation, handling,
 ------------------
importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

"Hazardous Materials" -- any waste or other substance that is
 -------------------
listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements Act of
 -------
1976, as amended, or any successor law, and regulations and rules issued by the U.S. Department of Justice or the Federal Trade
Commission pursuant to that act or any successor law.

"IRC" -- the Internal Revenue Code of 1986, as amended.
 ---

"IRS" -- the Internal Revenue Service or any successor agency.
 ---

"Knowledge" -- an individual will be deemed to have "Knowledge"
 ---------
of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director or officer of such Person or any material Sub-sidiary of it or other management employee with direct responsi-bility for such particular fact or other matter of such Person or any material Subsidiary of it (or in any similar capacity) has actual knowledge of such fact or other matter.

"Legal Requirement" -- any federal, state, county, local,
 -----------------
municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, rule, tariff, franchise agreement, statute or treaty.

"Material Contract" -- a Contract involving a total commitment by
 -----------------
or to any party thereto of at least $65,000 on an annual basis or at least $250,000 on its remaining term which cannot be termi-nated on no more than sixty (60) days' notice without penalty or additional cost to the Acquired Company as the terminating party.

"MBCL" -- the Massachusetts Business Corporation Law.
 ----

"Order" -- any award, decision, decree, injunction, judgment,
 -----
order, writ, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other
Governmental Body or by any arbitrator.

"Ordinary Course of Business" -- an action taken by a Person will
 ---------------------------
be deemed to have been taken in the "Ordinary Course of Business" only if:

   (a) such action and authorization therefor is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

   (b) such action is not required by law to be authorized by the board of directors (or similar authority) of such Person or of such Person's parent company (if any).

"Organizational Documents" -- (a) the articles or certificate of
 ------------------------
incorporation or organization and the bylaws of a corporation;
(b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership;
(d) the certificate of formation and the members, operating or similar agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (f) any amendment to any of the foregoing.

"Person" -- any individual, corporation (including any non-profit
 ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, organized group of persons, entity of any other type, or Governmental Body.

"Proceeding" -- any action, arbitration, hearing, litigation or
 ----------
suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"PUHCA" -- the Public Utility Holding Company Act of 1935, as
 -----
amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

"Related Documents" -- any Contract provided for in this Agree-
 -----------------
ment to be entered into by one or more of the parties hereto or their respective Subsidiaries in connection with the Merger.

"Release" -- any spilling, leaking, emitting, discharging,
 -------
depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"Representative" -- with respect to a particular Person, any
 --------------
director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"SEC" -- the United States Securities and Exchange Commission or
 ---
any successor agency.

"Securities Act" -- the Securities Act of 1933, as amended, or
 --------------
any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

"Subsidiary" -- with respect to any Person (the "Owner"), any
 ----------
Person of which securities or other interests having the power to elect a majority of that other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of FAL.

"SUG Balance Sheet" -- the audited consolidated balance sheet of
 -----------------
SUG at June 30, 1999 (including the notes thereto), provided by SUG to FAL as part of the SUG Financial Statements.

"SUG Common Stock" -- the common stock, par value $1.00 per
 ----------------
share, of SUG.

"SUG Disclosure Schedule" -- the disclosure schedule delivered by
 -----------------------
SUG to FAL concurrently with the execution and delivery of this Agreement.

"SUG Material Adverse Effect" -- a material adverse effect (i) on
 ---------------------------
the business, operations, financial condition or results of operations of SUG and its Subsidiaries, taken as a whole, or (ii) on the ability of SUG to consummate the Merger in accordance with this Agreement.

"Tax" -- any tax (including any income tax, capital gains tax,
 ---
value-added tax, sales and use tax, franchise tax, payroll tax, withholding tax or property tax), levy, assessment, tariff, duty (including any customs duty), deficiency, franchise fee or payment, payroll tax, utility tax, gross receipts tax or other fee or payment, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

"Tax Return" -- any return (including any information return),
 ----------
report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Threatened" -- a claim, Proceeding, dispute, action, or other
 ----------
matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstance exists, that would lead a director, officer or management employee of a comparable gas distribution company to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

Section 1.2  Other Defined Terms.  In addition to the terms
--------------------------------
defined in Section 1.1, certain other terms are defined elsewhere in this Agreement as indicated below and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.

        Term                           Section
        ----                           -------
Agreement                         Introductory Paragraph
Business Combination              6.1(h)(4)
Cash Consideration                3.1(a)
Cash Election                     3.1(b)
Cash Election Number              3.1(b)
Cash Election Shares              3.1(c)
Cash Fraction                     3.1(c)
Certificates                      3.2(c)
Closing                           2.3
Confidentiality Agreement         6.1(c)(1)
Dissenting Shares                 3.3
Effective Time                    2.2
Election Deadline                 3.2(b)
Employees                         6.2(b)
Exchange Ratio                    3.1(a)
FAL                               Introductory Paragraph
FAL Benefit Plans                 5.18(a)
FAL Commonly Controlled Entity    5.18(e)
FAL Financial Statements          5.9
FAL Meeting                       6.1(j)(1)
FAL Proxy Statement               4.18
FAL SEC Documents                 5.9
FAL Stockholders' Approval        5.24
Form of Election                  3.2(b)
Indemnified Parties               9.1(a)
Initial Termination Date          8.1(k)
Maximum Value                     3.1(a)
Merger                            Recitals
Merger Consideration              3.1(a)
Minimum Value                     3.1(a)
NYSE                              3.1(e)
Paying Agent                      3.2(a)
PBGC                              4.14(b)
PEI                               4.2
PEI Merger Agreement              4.2
Registration Statement            4.18
Rule 145 Affiliates               6.1(k)
Rule 145 Letters                  6.1(k)
Stock Consideration               3.1(a)
SUG                               Introductory Paragraph
SUG Benefit Plans                 4.14(a)
SUG Commonly Controlled Entity    4.14(d)
SUG Financial Statements          4.9
SUG SEC Documents                 4.9
Superior Proposal                 6.1(h)(4)
Surviving Corporation             2.1
Third Party Beneficiary           10.11
Total Consideration               3.1(e)

                           ARTICLE II
                THE MERGER; OTHER TRANSACTIONS

Section 2.1  The Merger.  Upon the terms and subject to the
-----------------------
conditions of this Agreement, at the Effective Time, FAL will be merged with and into SUG in accordance with the laws of the State of Delaware and the Commonwealth of Massachusetts. SUG will be the surviving corporation in the Merger (the "Surviving Corpora-tion") and will continue its corporate existence under the laws of the State of Delaware. The Merger will have the effect as provided in the applicable provisions of the DGCL and the MBCL. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of FAL and SUG will vest in the Surviving Corporation and all obligations, duties, debts and liabilities of FAL and SUG will be the obligations, duties, debts and liabilities of the Surviving Corporation.

Section 2.2  Effective Time of the Merger.  On the Closing Date,
-----------------------------------------
with respect to the Merger, (i) a duly executed certificate of merger complying with the requirements of the DGCL will be executed and filed with the Secretary of State of the State of Delaware and (ii) duly executed articles of merger complying with the requirements of the MBCL will be filed with the Secretary of State of the Commonwealth of Massachusetts. The Merger will become effective upon filing the certificate of merger with the Secretary of State of the State of Delaware and the articles of merger with the Secretary of State of the Commonwealth of Massachusetts (the "Effective Time").

Section 2.3  Closing.  Unless this Agreement has been terminated
--------------------
and the transactions contemplated herein have been abandoned pursuant to Article VIII hereof, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at 10:00 a.m., Eastern Time, on the Closing Date to be specified by the parties, which shall be no later than the tenth business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (other than Sections 7.1(a), 7.1(b), 7.1(c), 7.1(f), 7.1(g), 7.1(h), 7.1(k), 7.1(l), 7.2(a), 7.2(b),
7.2(c), 7.2(e), 7.2(f) and 7.2(h), which shall be satisfied or waived on the Closing Date) at the offices of Hughes Hubbard & Reed LLP, New York, counsel to SUG, unless another date or place is agreed to in writing by the parties hereto.

Section 2.4  Certificate of Incorporation; Bylaws.  Pursuant to
-------------------------------------------------
the Merger, the Restated Certificate of Incorporation of SUG, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and (ii) the bylaws of SUG as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law.

Section 2.5  Directors and Officers.  The directors and officers
-----------------------------------
of SUG immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation.

                        ARTICLE III
                   CONVERSION OF SHARES

Section 3.1  Effect of the Merger.  As of the Effective Time, by
---------------------------------
virtue of the Merger and without any action on the part of the holders of any shares of FAL Common Stock:

   (a) Each issued and outstanding share of FAL Common Stock (other than Dissenting Shares) will be converted into the right of each holder thereof to receive (i) that number of fully paid and nonassessable shares of SUG Common Stock (the "Stock Consideration") equal to $23.50 divided by the Exchange Ratio rounded to the nearest hundred-thousandth or (ii) upon a valid Cash Election as provided in Section 3.1(b), $23.50 in cash (the "Cash Considera-tion"), subject to the limitations set forth in Section 3.1(b), 3.1(c), and 3.1(e). In the case of the con-sideration to be received by the holders of FAL Common Stock in the aggregate, "Merger Consideration" shall mean the Cash Consideration together with the Stock Considera-tion. In the case of the consideration to be received by an individual holder of FAL Common Stock, "Merger Con-sideration" shall mean the Cash Consideration and/or the Stock Consideration to be received by such holder, as the case may be.

"Exchange Ratio" shall mean the Average Trading Price of SUG Common Stock as of the Closing Date. Notwithstanding the foregoing, if the Exchange Ratio as calculated pursuant to the preceding sentence and without regard to this sentence (i) is less than the Minimum Value, then the Exchange Ratio will be equal to the "Minimum Value," or (ii) is greater than the "Maximum Value," then the Exchange Ratio will be equal to the "Maximum Value." "Minimum Value" will be $16.875 and "Maximum Value" will be $19.6875.

   (b)  Subject to the immediately following sentence and to
        Section 3.1(c) and 3.1(e), each record holder of shares of FAL Common Stock immediately prior to the Effective Time shall be entitled to elect to receive cash for all or any part of such shares of FAL Common Stock (a "Cash Election"). Notwithstanding the foregoing, the aggregate number of shares of FAL Common Stock that may be con-verted into the right to receive cash consideration shall not exceed the Cash Election Number. To the extent not covered by a properly given Cash Election, all shares of FAL Common Stock issued and outstanding immediately prior to the Effective Time shall, except as provided in
        Section 3.1(g), be converted solely into shares of SUG
        Common Stock.

"Cash Election Number" shall equal, subject to reduction pursuant to Section 3.1(e), the amount by which (i) 50% of the number of shares of FAL Common Stock outstanding immediately prior to the Effective Time, exceeds (ii) the sum of (a) the number of shares of FAL Common Stock to be exchanged for cash in lieu of frac-tional shares pursuant to Section 3.1(g), and (b) the number of Dissenting Shares.

   (c) If the aggregate number of shares of FAL Common Stock covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, each Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of
        (a) $23.50 and (b) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of SUG Common Stock equal to the product of (a) $23.50 divided by the Exchange Ratio and (b) a fraction equal to one minus the Cash Fraction.

   (d)  SUG will make all computations to give effect to this
        Section 3.1.

   (e) If, after having made the calculation under Section 3.1(b), the value of the SUG Common Stock (excluding fractional shares to be paid in cash) to be issued in the Merger, valued at the lesser of the Average Trading Price as of the Closing Date and the closing price of SUG Com-mon Stock on the last trading day before the Closing Date (or, if determined to be more appropriate to ensure the status of the Merger as a reorganization under Section 368(a)(1)(A) of the IRC, the trading price as of the time of the Closing), as reported on the New York Stock Ex-change ("NYSE"), is less than 50% of the total considera-tion to be paid in exchange for the shares of FAL Common Stock (including, without limitation, the amount of cash to be paid in lieu of fractional shares and treating any Dissenting Shares as having been exchanged for the Cash Consideration) (the "Total Consideration"), then the Cash Election Number shall be reduced to the extent necessary so that the value of the SUG Common Stock to be issued in the Merger (as determined above) is 50% of the Total Consideration.

   (f) Each holder of FAL Common Stock shall surrender all such holder's certificates formerly representing ownership of FAL Common Stock in the manner provided in Section 3.2. All such shares of FAL Common Stock, when so converted, shall no longer be outstanding and shall be canceled and automatically converted into the right to receive the Merger Consideration (and cash in lieu of fractional shares) therefor upon the surrender of such certificate in accordance with Section 3.2. Any payment made pursu-ant to this Section 3.1 shall be made net of applicable withholding taxes to the extent such withholding is required by law.

   (g) No fractional share of SUG Common Stock shall be issued in connection with the Merger. Each holder of shares of FAL Common Stock shall be entitled to receive in lieu of any fractional share of SUG Common Stock to which such holder otherwise would have been entitled pursuant to this Section 3.1 (after taking into account all shares of FAL Common Stock then held of record by such holder) a cash payment in an amount equal to the product of (i) the fractional interest of a share of SUG Common Stock to which such holder otherwise would have been entitled and
        (ii) the closing price of a share of SUG Common Stock on the NYSE on the trading day immediately prior to the Effective Time. Payment of such amounts shall be made by SUG.

Section 3.2  Exchange of FAL Common Stock Certificates.
------------------------------------------------------

   (a) SUG's registrar and transfer agent, or such other bank or trust company as may be selected by SUG and be reasonably acceptable to FAL, will act as paying agent ("Paying Agent") for the holders of FAL Common Stock in connection with the Merger, pursuant to an agreement providing for the matters set forth in this Section 3.2 and such other matters as may be appropriate and the terms of which shall be reasonably satisfactory to SUG and FAL.

   (b) (i) Not fewer than 15 business days prior to the Closing Date, SUG will cause the Paying Agent to mail a form of election (the "Form of Election") to holders of record of shares of FAL Common Stock (as of a record date as close as practicable to the date of mailing). In addition, the Paying Agent will use its reasonable efforts to make the Form of Election available to the Persons who become stockholders of FAL during the period between such record date and the Election Deadline. Any election to receive Cash Consideration contemplated by Section 3.1(b) will have been properly made only if the Paying Agent shall have received at its designated office or offices, by 4:00 p.m., Eastern Time, on the third business day prior to the Closing Date (the "Election Deadline"), a Form of Election properly completed, as set forth in such Form of Election. An election may be revoked only by written notice received by the Paying Agent prior to the Election Deadline. In addition, all elections shall automatically be revoked if the Paying Agent is notified by SUG and FAL that the Merger has been abandoned. SUG shall have the discretion, which it may delegate in whole or in part to the Paying Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked pursuant to this Section 3.2(b), and to disregard immaterial defects in Forms of Election. The decision of SUG (or the Paying Agent, as the case may be) in such matters shall be conclusive and binding.

   (c) At the Effective Time of the Merger, SUG will instruct the Paying Agent to promptly, and in any event not later than three (3) business days following the Effective Time, mail (and to make available for collection by hand) to each holder of record of a certificate or certifi-cates, which immediately prior to the Effective Time represented outstanding shares of FAL Common Stock (the "Certificates"), whose shares of FAL Common Stock were converted pursuant to Section 3.1(a) into the right to receive the Merger Consideration (and cash in lieu of fractional shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as SUG may reasonably specify) and (ii) instructions (which shall provide that at the election of the surrendering holder Certificates may be surrendered, and payment therefor collected, by hand delivery) for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by SUG, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of FAL Common Stock formerly represented by such Certificate (and cash in lieu of fractional shares), to be mailed (or made available for collection by hand if so elected by the surrendering holder) within three (3) business days of receipt thereof, and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration (and cash in lieu of fractional shares) is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so sur-rendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration (and cash in lieu of fractional shares) to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate (other than Certificates representing FAL Common Stock held by SUG or Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration (and cash in lieu of fractional shares) as contemplated by this Section 3.2.

   (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (and cash in lieu of fractional shares) deliverable in respect thereof as determined in accordance with this Article III, provided that the
                                          -------- ----
        Person to whom the Merger Consideration (and cash in lieu of fractional shares) is paid shall, as a condition precedent to the payment thereof, give the Paying Agent a bond in such sum as it may ordinarily require and indem-nify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

   (e) After the Effective Time, the stock transfer books of FAL shall be closed and there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of FAL Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration (and cash in lieu of fractional shares) as provided in this Article III.

   (f) The Surviving Corporation shall not be liable to any holder of FAL Common Stock for Merger Consideration (and cash in lieu of fractional shares) delivered to a public official pursuant to any applicable abandonment, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares of FAL Common Stock seven years after the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any Governmen-tal Body) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal repre-sentatives previously entitled thereto.

Section 3.3  Dissenting Shares.  Notwithstanding any provision of
------------------------------
this Agreement to the contrary, the shares of any holder of FAL Common Stock who has demanded and perfected appraisal rights for such shares in accordance with the MBCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration (and cash in lieu of fractional shares) pursuant to Section 3.1, but the holder thereof shall only be entitled to such rights as are granted by the MBCL. Notwithstanding the foregoing, if any holder of shares of FAL Common Stock who demands appraisal of such shares under the MBCL shall effectively withdraw the request for appraisal or lose the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration and cash in lieu of fractional shares, without interest thereon, upon surrender of the certificate representing such shares. FAL shall give SUG prompt notice of any demands received by FAL for appraisal of FAL Common Stock, and, prior to the Effective Time, SUG shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, FAL shall not, except with the prior written consent of SUG, make any payment with respect to or offer to settle, any such demands.

                          ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF SUG

SUG, as to SUG and its Subsidiaries, represents and warrants to FAL that:

Section 4.1  Organization, Existence and Qualification.  SUG is a
------------------------------------------------------
corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, with full cor-porate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, to perform its obligations under all Con-tracts to which it is a party, and to execute and deliver this Agreement. SUG is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the business conducted by it, requires such qualification as a foreign corpo-ration except for such failures to be so qualified or in good standing as are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect.

Section 4.2  Capitalization.  As of the date of this Agreement,
---------------------------
the authorized capital stock of SUG consists of (i) 50,000,000 shares of SUG Common Stock, of which 31,288,321 shares were issued and 31,236,696 were outstanding on September 30, 1999, and
(ii) 1,500,000 shares of Cumulative Preferred Stock, no par value, none of which are issued or outstanding. The issued and outstanding shares of SUG Common Stock have been validly issued and are fully paid and nonassessable. The shares of SUG Common Stock to be issued as the Merger Consideration have been duly authorized and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right. Except as specifically described in the SUG SEC Documents delivered to FAL prior to the date of this Agreement, as of the date of this Agreement, no shares of SUG Common Stock are held, in treasury or otherwise, by SUG or any of its Subsidiaries and except as set forth in Section 4.2 of the SUG Disclosure Schedule, as of the date of this Agreement, there are no outstanding (i) securities convertible into SUG Common Stock or other capital stock of SUG or any of its material Subsidiaries, (ii) warrants or options to purchase SUG Common Stock or other securities of SUG or any of its material Subsidiaries or (iii) commitments to issue shares of SUG Common Stock (other than pursuant to the Merger and other than pursuant to the Agreement of Merger, dated as of June 7, 1999 (the "PEI Merger Agreement"), by and between SUG and Pennsylvania Enterprises, Inc. ("PEI")) or other securities of SUG or any of its material Subsidiaries.

Section 4.3  Subsidiaries; Investments.  Except as set forth in
--------------------------------------
Section 4.3 of the SUG Disclosure Schedule, as of the date of this Agreement, SUG has no Subsidiaries or investments in any Person except for marketable securities reflected in the SUG SEC Documents delivered to FAL prior to the date of this Agreement, and SUG is the registered owner and holder of all of the issued and outstanding shares of capital stock of its Subsidiaries and has good title to such shares. The outstanding capital stock of each material Subsidiary of SUG has been validly issued and is fully paid and nonassessable.

Section 4.4  Authority Relative to this Agreement and Binding
-------------------------------------------------------------
Effect.  The execution, delivery and performance of this Agree-
------
ment and the Related Documents by SUG have been duly authorized by all requisite corporate action. The execution, delivery and performance of this Agreement and the Related Documents by SUG will not result in a violation or breach of any term or provision of, constitute a default, or require a consent, approval or notification, or accelerate the performance required under, the Organizational Documents of SUG, any indenture, mortgage, deed of trust, security agreement, loan agreement, or other Contract to which SUG is a party or by which its assets are bound, or violate any Order, with such exceptions as are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect. This Agreement constitutes and the Related Documents to be executed by SUG when executed and delivered will constitute valid and binding obligations of SUG, enforceable against SUG in accordance with their terms, except as enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (ii) the availability of equitable remedies generally.

Section 4.5  Governmental Approvals.  Except as set forth in
-----------------------------------
Section 4.5 of the SUG Disclosure Schedule and as required by the HSR Act, no approval or authorization of any Governmental Body with respect to performance under this Agreement or the Related Documents by SUG is required to be obtained by SUG in connection with the execution and delivery by SUG of this Agreement or the Related Documents or the consummation by SUG of the transactions contemplated hereby or thereby, the failure to obtain which are, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect.

Section 4.6  Public Utility Holding Company Status; Regulation as
-----------------------------------------------------------------
a Public Utility.  SUG is a "gas utility company" (as such term
----------------
is defined in PUHCA). SUG indirectly owns a minority interest in a "foreign utility company" (as such term is defined in PUHCA) that is exempt from, and is deemed not to be a public utility company for purposes of, PUHCA pursuant to Section 33 thereof with respect to which SUG has filed with the SEC a Form U-57 notification of foreign utility company status. Except as stated above in this Section 4.6, neither SUG nor any of its Sub-sidiaries is a "holding company," a "subsidiary company," a "public utility company" or an "affiliate" of a "public utility company," or a "holding company" within the meaning of such terms in PUHCA.

Section 4.7  Compliance with Legal Requirements; Governmental
-------------------------------------------------------------
Authorizations.
--------------

   (a) Except as set forth in Section 4.7 of the SUG Disclosure Schedule or specifically described in the SUG SEC Docu-ments delivered to FAL prior to the date of this Agree-ment, and subject to Section 4.15 of this Agreement, to the Knowledge of SUG, SUG is not in violation of any Legal Requirement that is applicable to it, to the con-duct or operation of its business, or to the ownership or use of any of its assets, other than such violations, if any, which are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect.

   (b) The SUG SEC Documents delivered to FAL prior to the date of this Agreement accurately describe all material regu-lation of SUG that relates to the utility business of SUG as of the date of this Agreement. Except as set forth in
        Section 4.7 of the SUG Disclosure Schedule, SUG has, and is in material compliance with, all material Governmental Authorizations necessary to conduct its business and to own, operate and use all of its assets as currently conducted.

Section 4.8  Legal Proceedings; Orders.  Except as set forth in
--------------------------------------
Section 4.8 of the SUG Disclosure Schedule or as specifically described in the SUG SEC Documents delivered to FAL prior to the date of this Agreement, there is no pending Proceeding:

        (1) that has been commenced by or against, or that otherwise relates to, SUG or, if the merger with PEI is consummated, PEI, that is reasonably likely to have a SUG Material Adverse Effect; or

        (2) as of the date of this Agreement, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Merger or any of the transactions contemplated hereby.

To the Knowledge of SUG, no such Proceedings, audits or investi-gations have been Threatened that are, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect. As of the date of this Agreement, SUG is not subject to any Orders that are, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect.

Section 4.9  SEC Documents.  SUG has made (and, with respect to
--------------------------
such documents filed after the date hereof through the Closing Date, will make) available to FAL a true and complete copy of each report, schedule, registration statement (other than on Form S-8), and definitive proxy statement filed by SUG with the SEC since September 16, 1999 and through the Closing Date in sub-stantially the form filed with the SEC (the "SUG SEC Documents"). As of their respective dates, the SUG SEC Documents, including without limitation any financial statements or schedules included therein, complied (or will comply), in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC there-under applicable to such SUG SEC Documents, and did not (or will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consoli-dated financial statements and unaudited interim financial state-ments of SUG included in the SUG SEC Documents (collectively, the "SUG Financial Statements") were (or will be) prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present (or will fairly present) in all material respects the financial position of SUG as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of unaudited interim financial statements, to normal, recurring adjustments which are not material in the aggregate.

Section 4.10  Taxes.  Except as set forth in Section 4.10 of the
-------------------
SUG Disclosure Schedule:

   (a) SUG and its Subsidiaries have timely filed all United States federal, state and local income Tax Returns re-quired to be filed by or with respect to them or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, and SUG and its Sub-sidiaries have timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due or made adequate provision therefor in accordance with GAAP except where the failures to so file, pay or discharge are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect. As of the date of this Agreement, there are no pending audits or other examinations relating to any Tax matters. There are no Tax liens on any assets of SUG or its Subsidiaries. As of the date of this Agreement, SUG and its Subsidiaries have not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves (including deferred taxes) reflected in the SUG Balance Sheet are in all material respects adequate to cover all material Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP.

   (b) Neither SUG nor any of its Subsidiaries is obligated under any Contract with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the Merger or any of the transactions contemplated by this Agreement.

   (c)  SUG has no present plan or intention after the Merger to
        (i) sell or otherwise dispose of any of the assets of the Surviving Corporation, including the assets of FAL acquired pursuant to the Merger, except for dispositions made in the ordinary course of business or to a corpora-tion controlled by the Surviving Corporation within the meaning of Section 368(a)(2)(C) of the IRC, or (ii) reacquire any of the SUG Common Stock included in the Merger Consideration, other than repurchases in the open market pursuant to stock repurchase plans undertaken for reasons unrelated to the transactions contemplated by this Agreement.

Section 4.11  Intellectual Property.  SUG has no Knowledge of (i)
-----------------------------------
any infringement or claimed infringement by it of any patent rights or copyrights of others or (ii) any infringement of the patent or patent license rights, trademarks or copyrights owned by or under license to it, except for any such infringements of the type described in clause (i) or (ii) that are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect.

Section 4.12  Contracts.  Except as described in Section 4.12 of
-----------------------
the SUG Disclosure Schedule or as specifically described in the SUG SEC Documents delivered to FAL prior to the date of this Agreement, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect, all of SUG's Contracts are in full force and effect and neither SUG nor, to the Knowledge of SUG, any other party thereto is in default thereunder nor has any event occurred or is any event occurring that, with notice or the passage of time or otherwise, is reasonably likely to give rise to an event of default thereunder by any party thereto.

Section 4.13  Indebtedness.  All outstanding principal amounts of
--------------------------
indebtedness for borrowed money of SUG as of October 1, 1999 are set forth in Section 4.13 of the SUG Disclosure Schedule.

Section 4.14  Employee Benefit Plans.
------------------------------------

   (a) Except as set forth in Section 4.14 of the SUG Disclosure Schedule, each of the SUG Benefit Plans has been operated and administered in all material respects in accordance with its governing documents and applicable federal and state laws (including, but not limited to, ERISA and the IRC). For purposes of this Agreement, "SUG Benefit Plans" shall mean all employee retirement, welfare, stock option, stock ownership, deferred compensation, bonus or other benefit plans, agreements, practices, policies, programs, or arrangements that are applicable to any employee, director or consultant of SUG or its Subsidi-aries or maintained by or contributed to by SUG or its Subsidiaries.

   (b) Except as set forth in Section 4.14 of the SUG Disclosure Schedule, as to any SUG Benefit Plan subject to Title IV of ERISA, there is no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, no reportable event within the meaning of Section 4043 of ERISA (for which the notice requirements of Regulation
        Section 4043 promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred within the last six years, no notice of intent to termi-nate the SUG Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under
        Section 4042 of ERISA to terminate the SUG Benefit Plan, there has been no termination or partial termination of the SUG Benefit Plan within the meaning of Section 411(d)(3) of the IRC within the last six years, except with respect to the conversion of the retirement income plan to a cash balance plan for which full vesting was granted with respect to affected employees, no event described in Sections 4062 or 4063 of ERISA has occurred, all PBGC premiums have been timely paid and no liability to the PBGC has been incurred, except for PBGC premiums not yet due.

   (c) Except as set forth in Section 4.14 of the SUG Disclosure Schedule, each trust funding a SUG Benefit Plan, which trust is intended to be exempt from federal income taxa-tion pursuant to Section 501(c)(9) of the IRC, satisfies the requirements of such section and has, whenever required by law, received a favorable determination letter from the IRS regarding such exempt status, and to the Knowledge of SUG has not, since receipt of the most recent favorable determination letter, been amended or operated in any way which would adversely affect such exempt status.

   (d) Except as set forth in Section 4.14 of the SUG Disclosure Schedule, with respect to any SUG Benefit Plan or any other "employee benefit plan" as defined in Section 3(3) of ERISA which is established, sponsored, maintained or contributed to, or has been established, sponsored, main-tained or contributed to or, to the Knowledge of SUG, with respect to any such plan which has been established, sponsored, maintained or contributed to within six years prior to the Closing Date, by SUG or its Subsidiaries or any corporation, trade, business or entity under common control or being a part of an affiliated service group with SUG, within the meaning of Section 414(b), (c) or
        (m) of the IRC or Section 4001 of ERISA ("SUG Commonly Controlled Entity"), (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied and no such withdrawal liability is reasonably expected to be incurred, (ii) no liability under Title IV of ERISA (including, but not limited to, liability to the PBGC) has been incurred by SUG or any SUG Commonly Controlled Entity, which liability has not been satisfied (other than for PBGC premiums not yet due), (iii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding,
        (iv) there has been no failure to make any contribution (including installments) to such plan required by Section 302 of ERISA and Section 412 of the IRC which has re-sulted in a lien under Section 302 of ERISA or Section 412 of the IRC and for which any liability is currently outstanding, (v) to the Knowledge of SUG, no action, omission or transaction has occurred with respect to any such plan or any other SUG Benefit Plan which could sub-ject SUG or the plan or trust forming a part thereof to a material civil liability or penalty under ERISA or other applicable laws, or a material Tax under the IRC, (vi) any such plan which is a Group Health Plan has complied in all material respects with the provisions of Sections 601-608 of ERISA and Section 4980B of the IRC, (vii) there are no pending or, to the Knowledge of SUG, Threatened claims by or on behalf of any such plan or any other SUG Benefit Plan, by any employees, former employees or plan beneficiaries covered by such plan or otherwise by or on behalf of any person involving any such plan (other than routine non-contested claims for benefits) which could result in a material liability to SUG and its Subsidiaries, taken as a whole, and (viii) neither SUG nor any SUG Commonly Controlled Entity has engaged in, or is a successor or parent corporation to any entity or person that has engaged in, a transaction described in Section 4069 of ERISA.

   (e) The execution and delivery of this Agreement and the con-summation of the transactions contemplated hereby will not (i) increase the amount of benefits otherwise payable under any SUG Benefit Plan, (ii) result in the accelera-tion of the time of eligibility to participate in any SUG Benefit Plan, or of any payment, exercisability, funding or vesting of any benefit under any SUG Benefit Plan,
        (iii) result in payment becoming due or with respect to any current or former employee, director or consultant, or (iv) result in any payment becoming due in the event of a termination of employment or service of any employee, director or consultant.

   (f) SUG is not a party to any Contract nor has it established any policy or practice, which would require SUG to make a payment or provide any other form of compensation or benefit to any Person performing (or who within the past twelve months performed) services for SUG during or upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

   (g) Except as would affect unionized employees and/or retirees who are covered by bargaining agreements, if any, and as otherwise set forth in Section 4.14 of the SUG Disclosure Schedule, each SUG Benefit Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without any liability being incurred by SUG or any Affiliate of SUG, except as to benefits accrued thereunder prior to such amendment or termination.

   (h) As of the date of this Agreement, SUG has not contributed nor been obligated to contribute to any "multi-employer plan" within the meaning of Section 3(37) of ERISA within the last six years and has no outstanding liability with respect to any such plan.

Section 4.15  Environmental Matters.  Except as set forth in
-----------------------------------
Section 4.15 of the SUG Disclosure Schedule or as specifically described in the SUG SEC Documents delivered to FAL prior to the date of this Agreement, and with such other exceptions as are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect:

   (a) To the Knowledge of SUG, SUG and any Person for whose conduct SUG is reasonably likely to be held responsible, is currently and at all times has been, in material compliance with any Environmental Law. SUG has not received any Order, notice, or other communication from
        (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any violation or failure to comply with any Environmental Law, or of any obligation to undertake or bear the cost of any environ-mental cleanup, or with respect to any property or Facility at which Hazardous Materials generated by SUG or any other Person for whose conduct SUG may be held responsible were transported for disposal; and

   (b) There are no pending or, to the Knowledge of SUG, Threatened claims or Encumbrances arising under or pursuant to any Environmental Law with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which SUG has or had a direct or indirect interest (including by ownership or use).

Section 4.16  No Material Adverse Change.  Except as described in
----------------------------------------
the SUG SEC Documents that have been provided to FAL prior to the date of this Agreement, since the date of the SUG Balance Sheet, there has not been any SUG Material Adverse Effect, and no events have occurred or circumstances exist that are, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect, except that any SUG Material Adverse Effect that results from or relates to (a) general business or economic conditions,
(b) conditions generally affecting the industries in which SUG competes or (c) the announcement of the transactions contemplated by this Agreement shall be disregarded.

Section 4.17  Brokers.  SUG is not a party to, or in any way
---------------------
obligated under any Contract, and there are no outstanding claims against SUG, for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement.

Section 4.18  Proxy Statement; Registration Statement.  None of
-----------------------------------------------------
the information supplied or to be supplied to FAL by or on behalf of SUG for inclusion in the proxy statement, in definitive form, relating to the FAL Meeting to be held in connection with the Merger (the "FAL Proxy Statement"), or supplied by or on behalf of SUG in the Registration Statement on Form S-4 (and any amendments thereto) to be filed by SUG with the SEC pursuant to the Securities Act to register the shares of SUG Common Stock constituting the Stock Consideration (the "Registration State-ment") will, in the case of the Registration Statement, at the effective time of the Registration Statement, at any time the Registration Statement is amended or supplemented, at the date the FAL Proxy Statement is first mailed to FAL's stockholders, at any time the FAL Proxy Statement is amended or supplemented, at the time of the FAL Meeting and at the Effective Time, and in the case of the FAL Proxy Statement, at the date the FAL Proxy State-ment is first mailed to FAL's stockholders, at any time the FAL Proxy Statement is amended or supplemented and at the time of the FAL Meeting (giving effect to any documents incorporated by reference therein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form and in substance in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.

Section 4.19  No Vote Required.  No vote of the holders of any
------------------------------
class or series of the capital stock of SUG is required to approve this Agreement and the Merger.

Section 4.20  Disclaimer of Representations and Warranties.
----------------------------------------------------------
EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS
ARTICLE IV, SUG MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EX-PRESS OR IMPLIED, AND SUG HEREBY DISCLAIMS ANY SUCH OTHER REPRE-SENTATIONS OR WARRANTIES, WHETHER BY SUG, ANY SUBSIDIARY OF SUG, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITH-STANDING THE DELIVERY OR DISCLOSURE TO FAL OR ANY OF ITS DIREC-TORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, OF ANY DOCUMENTATION OR OTHER INFORMATION BY SUG, ANY SUBSIDIARY OF SUG, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE FOREGOING.

                            ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF FAL

FAL, as to the Acquired Companies, represents and warrants to SUG as follows:

Section 5.1  Organization, Existence and Qualification.
------------------------------------------------------

   (a) Each Acquired Company is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation or organization, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all Applicable Contracts. Sec-tion 5.1(a) of the FAL Disclosure Schedule sets forth the name of each Acquired Company, the state or jurisdiction of its incorporation or organization, and each state or jurisdiction where such Acquired Company is duly quali-fied as a foreign corporation. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the business conducted by it, requires such qualification as a foreign corporation except for such failures to be so qualified or in good standing as are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

   (b)  FAL has delivered to SUG copies of the Organizational
        Documents, as currently in effect, of each Acquired
        Company.

Section 5.2  Capitalization.  The capital stock of FAL consists
---------------------------
of 2,951,334 shares of FAL Common Stock, of which 2,220,086 shares are issued and outstanding. The issued and outstanding shares of FAL Common Stock have been validly issued and are fully paid and nonassessable. Except as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, no shares of FAL Common Stock are held, in treasury or otherwise, by FAL or any of its Subsidiaries and there are no outstanding (i) securities convertible into FAL Common Stock or other capital stock of FAL or any of its Subsidiaries, (ii) war-rants or options to purchase FAL Common Stock or other securities of FAL or any of its Subsidiaries or (iii) other commitments to issue shares of FAL Common Stock or other securities of FAL or any of its Subsidiaries.

Section 5.3  Subsidiaries; Investments.  Except as set forth in
--------------------------------------
Section 5.3 of the FAL Disclosure Schedule, FAL has no Subsidi-aries or investments in any Person (except for marketable securities disclosed to SUG prior to the date of this Agreement) and FAL is the registered owner and holder of all of the issued and outstanding shares of capital stock of its Subsidiaries and has good title to such shares. The outstanding capital stock of each Subsidiary has been validly issued and is fully paid and nonassessable. All such capital stock owned by any Acquired Company is free and clear of any Encumbrance (except for any Encumbrance disclosed in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, or created or incurred by this Agreement in favor of SUG, or imposed by federal or state securities laws).

Section 5.4  Authority Relative to this Agreement and Binding
-------------------------------------------------------------
Effect.  The execution, delivery and performance of this Agree-
------
ment and the Related Documents by FAL have been duly authorized by all requisite corporate action, except, as of the date of this Agreement, for the FAL Stockholders' Approval. Except as set forth in Section 5.4 of the FAL Disclosure Schedule, the execu-tion, delivery and performance of this Agreement and the Related Documents by FAL will not result in a violation or breach of any term or provision of, or constitute a default, require a consent, approval or notification, or accelerate the performance required under, the Organizational Documents of any of the Acquired Com-panies, any indenture, mortgage, deed of trust, security agree-ment, loan agreement, or other Applicable Contract to which any of the Acquired Companies is a party or by which its assets are bound, or violate any Order, with such exceptions as are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect. This Agreement constitutes and the Related Documents to be executed by any of the Acquired Companies when executed and delivered will constitute valid and binding obligations of such Acquired Company, enforceable against such Acquired Company in accordance with their terms, except as enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (ii) the availability of equitable remedies generally.

Section 5.5  Governmental Approvals.  Except as set forth in
-----------------------------------
Section 5.5 of the FAL Disclosure Schedule and as required by the HSR Act, no approval or authorization of any Governmental Body with respect to performance under this Agreement or the Related Documents by any Acquired Company is required to be obtained by FAL in connection with the execution and delivery by FAL of this Agreement or the Related Documents or the consummation by the Acquired Companies of the transactions contemplated hereby or thereby, the failure to obtain which are, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

Section 5.6  Public Utility Holding Company Status; Regulation as
-----------------------------------------------------------------
a Public Utility.  None of the Acquired Companies is a "holding
----------------
company," a "subsidiary company," a "public utility company," or an "affiliate" of a "public utility company" or a "holding company" within the meaning of such terms in PUHCA.

Section 5.7  Compliance with Legal Requirements; Governmental
-------------------------------------------------------------
Authorizations.
--------------

   (a) Except as set forth in Section 5.7(a) of the FAL Disclo-sure Schedule or as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, and subject to Section 5.19 of this Agreement, to the Knowledge of any Acquired Company, no Acquired Company is in violation of any Legal Requirement that is applicable to it, to the conduct or operation of its business, or to the ownership or use of any of its assets, other than such violations, if any, which are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

   (b) The FAL SEC Documents delivered to SUG prior to the date of this Agreement accurately describe all material regu-lation of each Acquired Company that relates to the utility business of any Acquired Company. Except as set forth on Section 5.7(a) of the FAL Disclosure Schedule, each Acquired Company has, and is in material compliance with, all material Governmental Authorizations necessary to conduct its business and to own, operate and use all of its assets as currently conducted.

Section 5.8  Legal Proceedings; Orders.  Except as set forth in
--------------------------------------
Section 5.8 of the FAL Disclosure Schedule or as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, there is no pending Proceeding:

        (1) that has been commenced by or against, or that otherwise relates to, any Acquired Company that is reasonably likely to have a FAL Material Adverse
             Effect; or

        (2) as of the date of this Agreement, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Merger or any of the transactions contemplated hereby.

To the Knowledge of FAL, except as set forth in Section 5.8 of the FAL Disclosure Schedule, as of the date of this Agreement, no such Proceedings, audits or investigations have been Threatened that are, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect. As of the date of this Agreement, none of the Acquired Companies is subject to any Orders that are, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

Section 5.9  SEC Documents.  FAL has made (and, with respect to
--------------------------
such documents filed after the date hereof through the Closing Date, will make) available to SUG a true and complete copy of each report, schedule, registration statement (other than on Form S-8), and definitive proxy statement filed by FAL with the SEC since September 30, 1998 through the Closing Date in substan-tially the form filed with the SEC (the "FAL SEC Documents"). As of their respective dates, the FAL SEC Documents, including without limitation any financial statements or schedules included therein, complied (or will comply), in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC there-under applicable to such FAL SEC Documents, and did not (or will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consoli-dated financial statements and unaudited interim financial state-ments of FAL included in the FAL SEC Documents (collectively, the "FAL Financial Statements") were (or will be) prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present (or will fairly present) in all material respects the financial position of FAL and its Subsidiaries, as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of unaudited interim financial statements, to normal, recurring adjustments which are not material in the aggregate.

Section 5.10  Taxes.  Except as set forth in Section 5.10 of the
-------------------
FAL Disclosure Schedule:

   (a) The Acquired Companies have timely filed all United States federal, state and local income Tax Returns re-quired to be filed by or with respect to them or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, and the Acquired Companies have timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due or made adequate provision therefor in accordance with GAAP except where failures to so file, pay or discharge are not, individually or in the aggregate, reasonably likely to have a FAL Material Ad-verse Effect. There are no pending audits or other examinations relating to any Tax matters. There are no Tax liens on any assets of the Acquired Companies. As of the date of this Agreement, none of the Acquired Com-panies has granted any waiver of any statute of limita-tions with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves (including deferred taxes) reflected in the FAL Balance Sheet are in all material respects adequate to cover all material Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP.

   (b) None of the Acquired Companies is obligated under any Applicable Contract with respect to industrial develop-ment bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the Merger or any of the transactions contemplated by this Agreement.

Section 5.11  Intellectual Property.  No Acquired Company has any
-----------------------------------
Knowledge of (i) any infringement or claimed infringement by any Acquired Company of any patent rights or copyrights of others or
(ii) any infringement of the patent or patent license rights, trademarks or copyrights owned by or under license to any Acquired Company, except for any such infringements of the type described in clause (i) or (ii) that are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

Section 5.12  Title to Assets.  Except (i) as set forth in
-----------------------------
Section 5.12 of the FAL Disclosure Schedule, (ii) as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, (iii) as set forth in Section 5.19 of this Agreement or (iv) as set forth in Section 5.19 of the FAL Disclosure Schedule, none of the Acquired Companies' assets are subject to any Encumbrance other than FAL Permitted Liens.

Section 5.13  Indebtedness.  All outstanding principal amounts of
--------------------------
indebtedness for borrowed money of the Acquired Companies as of October 4, 1999 are set forth in Section 5.13 of the FAL Disclo-sure Schedule.

Section 5.14  Machinery and Equipment.  Except for normal wear
-------------------------------------
and tear, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect, the machinery and equipment of the Acquired Companies necessary for the conduct by the Acquired Companies of their respective businesses as presently conducted are in good operating condition and in a state of reasonable maintenance and repair.

Section 5.15  Applicable Contracts.  Set forth in Section 5.15(a)
----------------------------------
of the FAL Disclosure Schedule is a list as the date hereof of all Applicable Contracts to which any Acquired Company is a party involving a total commitment by or to any party thereto of more than $65,000 on an annual basis or more than $250,000 on its remaining term which cannot be terminated on no more than sixty
(60) days' notice without penalty or additional cost to the Acquired Company as the terminating party. Except as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect, all Applicable Contracts of the Acquired Companies are in full force and effect and no Acquired Company nor, to the Knowledge of FAL, any other party thereto is in default thereunder nor has any event occurred or is any event occurring that with notice or the passage of time or otherwise, is reasonably likely to give rise to an event of default thereunder by any party thereto.

Section 5.16  Insurance.  Section 5.16(a) of the FAL Disclosure
-----------------------
Schedule sets forth a list of all policies of insurance held by the Acquired Companies as of the date of this Agreement. Since June 30, 1994, the assets and the business of the Acquired Com-panies have been continuously insured with what FAL believes are reputable insurers against all risks and in such amounts normally insured against by companies of the same type and in the same line of business as any of the Acquired Companies. As of the date of this Agreement, no notice of cancellation, non-renewal or material increase in premiums has been received by any of the Acquired Companies with respect to such policies, and no Acquired Company has Knowledge of any fact or circumstance that could rea-sonably be expected to form the basis for any cancellation, non-renewal or material increase in premiums, except for such cancellations, non-renewals and increases which are not, indi-vidually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect. None of the Acquired Companies is in default with respect to any provision contained in any such policy or binder nor has there been any failure to give notice or to present any claim relating to the business or the assets of the Acquired Companies under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for such defaults or failures which are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect. As of the date of this Agreement, there are no outstanding unpaid premiums (except premiums not yet due and payable), and no notice of cancellation or renewal with respect to, or disallowance of any claim under, any such policy or binder has been received by the Acquired Companies as of the date hereof, except for such non-payments of premiums, cancella-tions, renewals or disallowances which are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

Section 5.17  Employees.  Section 5.17(a) of the FAL Disclosure
-----------------------
Schedule sets forth a list as of no more than thirty (30) days prior to the date of this Agreement of all the present officers and employees of the Acquired Companies, indicating each employee's base salary or wage rate and identifying those who are union employees and those who are part-time employees. Except as set forth in Section 5.17(b) of the FAL Disclosure Schedule, as of the date of this Agreement, no labor union or other collective bargaining unit has been certified or recognized by any of the Acquired Companies, and, to the Knowledge of the Acquired Com-panies, as of the date of this Agreement, there are no elections, organizing drives or material controversies pending or Threatened between any of the Acquired Companies and any labor union or other collective bargaining unit representing any of the Acquired Companies' employees. There is no pending or, to the Knowledge of FAL, Threatened labor practice complaint, arbitration, labor strike or other material labor dispute (excluding grievances) involving any of the Acquired Companies which are, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect. Except for collective bargaining agreements or as set forth in Section 5.17(c) of the FAL Disclosure Schedule, none of the Acquired Companies is a party to any employment agreement with any employee pertaining to any of the Acquired Companies.

Section 5.18  Employee Benefit Plans.
------------------------------------

   (a) Each of the FAL Benefit Plans has been operated and administered in all material respects in accordance with its governing documents and applicable federal and state laws (including, but not limited to, ERISA and the IRC). For purposes of this Agreement, "FAL Benefit Plans" shall mean all employee retirement, welfare, stock option, stock ownership, deferred compensation, bonus or other benefit plans, agreements, practices, policies, programs, or arrangements, that are applicable to any employee, director or consultant of the Acquired Companies or main-tained by or contributed to by any of the Acquired Companies.

   (b) As to any FAL Benefit Plan subject to Title IV of ERISA, there is no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of
        Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, no reportable event within the meaning of Section 4043 of ERISA (for which the notice requirements of Regulation
        Section 4043 promulgated by the PBGC have not been waived) has occurred within the last six years, no notice of intent to terminate the FAL Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the FAL Benefit Plan, there has been no termination or partial termination of the FAL Benefit Plan within the meaning of Section 411(d)(3) of the IRC within the last six years, no event described in Sections 4062 or 4063 of ERISA has occurred, all PBGC premiums have been timely paid and no liability to the PBGC has been incurred, except for PBGC premiums not yet due.

   (c) There is no matter pending (other than qualification determination applications and filings and other required periodic filings) with respect to any of the FAL Benefit Plans before the IRS, the Department of Labor, the PBGC or in or before any other governmental authority.

   (d) Each trust funding a FAL Benefit Plan, which trust is intended to be exempt from federal income taxation pursu-ant to Section 501(c)(9) of the IRC, satisfies the requirements of such section and has received a favorable determination letter from the IRS regarding such exempt status and to the Knowledge of any Acquired Company has not, since receipt of the most recent favorable determi-nation letter, been amended or operated in any way which would adversely affect such exempt status.

   (e) With respect to any FAL Benefit Plan or any other "employee benefit plan" as defined in Section 3(3) of ERISA which is established, sponsored, maintained or con-tributed to, or to the Knowledge of the Acquired Com-panies, with respect to any such plan which has been established, sponsored, maintained or contributed to within six years prior to the Closing Date, by the Acquired Companies or any corporation, trade, business or entity under common control or being a part of an affili-ated service group with any of the Acquired Companies, within the meaning of Section 414(b), (c) or (m) of the IRC or Section 4001 of ERISA ("FAL Commonly Controlled Entity"), (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which with-drawal liability has not been satisfied and no such with-drawal liability is reasonably expected to be incurred,
        (ii) no liability under Title IV of ERISA (including, but not limited to, liability to the PBGC) has been incurred by the Acquired Companies or any FAL Commonly Controlled Entity, which liability has not been satisfied (other than for PBGC premiums not yet due), (iii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding,
        (iv) there has been no failure to make any contribution (including installments) to such plan required by Section 302 of ERISA and Section 412 of the IRC which has resulted in a lien under Section 302 of ERISA or Section 412 of the IRC and for which any liability is currently outstanding, (v) to the Knowledge of any Acquired Com-pany, no action, omission or transaction has occurred with respect to any such plan or any other FAL Benefit Plan which could subject any of the Acquired Companies, the plan or trust forming a part thereof, or SUG to a material civil liability or penalty under ERISA or other applicable laws, or a material Tax under the IRC, (vi) any such plan which is a Group Health Plan has complied in all material respects with the provisions of Sections 601-608 of ERISA and Section 4980B of the IRC, (vii) there are no pending or, to the Knowledge of any Acquired Company, Threatened claims by or on behalf of any such plan or any other FAL Benefit Plan, by any employees, former employees or plan beneficiaries covered by such plan or otherwise by or on behalf of any person involving any such plan (other than routine non-contested claims for benefits) which could result in a material liability to the Acquired Companies taken as a whole, and (viii) neither the Acquired Companies nor any FAL Commonly Con-trolled Entity has engaged in, or is a successor or parent corporation to any entity or person that has engaged in, a transaction described in Section 4069 of ERISA.

   (f) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) increase the amount of benefits otherwise payable under any FAL Benefit Plan, (ii) result in the accelera-tion of the time of eligibility to participate in any FAL Benefit Plan, or any payment, exercisability, funding or vesting of any benefit under any FAL Benefit Plan, (iii) result in any payment becoming due to or with respect to any current or former employee, director or consultant, or (iv) result in any payment becoming due in the event of a termination of employment or service of any employee, director or consultant.

   (g) None of the Acquired Companies is a party to any Applica-ble Contract nor has it established any policy or prac-tice, which would require it or SUG to make a payment or provide any other form of compensation or benefit to any Person performing (or who within the past twelve months performed) services for any of the Acquired Companies during or upon termination of such services which would not be payable or provided in the absence of the consum-mation of the transactions contemplated by this Agree-ment.

   (h) Except as would affect unionized employees and/or retirees who had been unionized employees, each FAL Bene-fit Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety with-out any liability being incurred by any of the Acquired Companies, SUG or any Affiliate of SUG, except as to benefits accrued thereunder prior to such amendment or termination.

   (i) None of the Acquired Companies has contributed nor been obligated to contribute to any "multi-employer plan" within the meaning of Section 3(37) of ERISA within the last six years, and none of the Acquired Companies has any outstanding liability with respect to any such plan.

   (j) Section 5.18(j) of the FAL Disclosure Schedule contains a true and complete list of each FAL Benefit Plan, and any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus, or other contract for personal services with any current or former officer, director or employee, any consulting contract with any person who prior to entering this such contract was a director or officer or owner of 5% or more of the stock of any Acquired Company or family member of any such director, officer or stockholder, or any plan, agreement, arrange-ment or understanding similar to any of the foregoing. There are no outstanding options to purchase FAL capital stock or other securities. FAL has provided to SUG a complete and correct copy of each FAL Benefit Plan (or written summary of any unwritten FAL Benefit Plan), and with respect to each FAL Benefit Plan, the current sum-mary plan description, related trust agreements, related insurance contracts, the latest IRS determination letter, the last three annual reports on Form 5500 series (including all required schedules), and the most recent actuarial report and annual financial statements.

Section 5.19  Environmental Matters.  Except as set forth in
-----------------------------------
Section 5.19 of the FAL Disclosure Schedule or as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, and with such other exceptions as are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect:

   (a) To the Knowledge of any Acquired Company, no Facility owned or operated by any Acquired Company is currently, or was at any time, listed on the National Priorities List promulgated under CERCLA, or on any comparable state list, and no Acquired Company has received any written notification of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable Legal Requirement with respect to any Acquired Company or the Facilities;

   (b) To the Knowledge of any Acquired Company, each Acquired Company and any Person for whose conduct any Acquired Company is reasonably likely to be held responsible, is currently and at all times has been, in material compli-ance with any Environmental Law. No Acquired Company has received any Order, notice, or other communication from
        (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any violation or failure to comply with any Environmental Law, or of any obligation to undertake or bear the cost of any environ-mental cleanup, or with respect to any property or Facility at which Hazardous Materials generated by any Acquired Company were transported for disposal;

   (c) There are no pending or, to the Knowledge of any Acquired Company, Threatened claims arising under or pursuant to any Environmental Law with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had a direct or indirect interest (including by ownership or use); and

   (d) FAL has delivered or made available to SUG true and com-plete copies and results of any environmental site assessments, studies, analyses, tests or monitoring possessed by any Acquired Company of which any Acquired Company has Knowledge pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities, or concerning compliance by any Acquired Company or any other Person for whose conduct any Acquired Company is reasonably likely to be held responsible, with Environ-mental Laws.

Section 5.20  No Material Adverse Change.  Since the date of the
----------------------------------------
FAL Balance Sheet, except as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agree-ment, there has not been any FAL Material Adverse Effect, and no events have occurred or circumstances exist that are, indi-vidually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect, except that any FAL Material Adverse Effect that results from or relates to (a) general business or economic conditions, (b) conditions generally affecting the industries in which the Acquired Companies compete or (c) the announcement of the transactions contemplated by this Agreement shall be disregarded.

Section 5.21  Brokers.  No Acquired Company is a party to, or in
---------------------
any way obligated under any Applicable Contract, and there are no outstanding claims against any Acquired Company, for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement.

Section 5.22  Regulatory Proceedings.  Except as set forth in
------------------------------------
Section 5.22 of the FAL Disclosure Schedule, other than purchase gas adjustment provisions, none of FAL or its Subsidiaries all or part of whose rates or services are regulated by a Governmental Body (a) has rates that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Body or on appeal to the courts, or
(b) is a party to any rate proceeding before a Governmental Body that are, individually or in the aggregate, reasonably likely to result in any Orders having a FAL Material Adverse Effect.

Section 5.23  Proxy Statement; Registration Statement.  None of
-----------------------------------------------------
the information supplied or to be supplied by or on behalf of the Acquired Companies in either the FAL Proxy Statement or supplied or to be supplied by the Acquired Companies to SUG for inclusion in the Registration Statement, will, in the case of the Registra-tion Statement, at the effective time of the Registration State-ment, at any time the Registration Statement is amended or supplemented, at the date the FAL Proxy Statement is first mailed to FAL's stockholders, at any time the FAL Proxy Statement is amended or supplemented, at the time of the FAL Meeting and at the Effective Time, and in the case of the FAL Proxy Statement, at the date the FAL Proxy Statement is first mailed to FAL's stockholders, at any time the FAL Proxy Statement is amended or supplemented and at the time of the FAL Meeting (giving effect to any documents incorporated by reference therein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The FAL Proxy Statement will comply as to form and in substance in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

Section 5.24  Vote Required.  Other than the approval of the
---------------------------
Merger by the holders of two thirds of the outstanding shares of FAL Common Stock entitled to vote on the question (the "FAL Stockholders' Approval"), no vote of the holders of any class or series of the capital stock of any Acquired Company is required to approve this Agreement and the Merger.

Section 5.25  Opinion of Financial Advisor.  FAL has provided SUG
------------------------------------------
a copy of the opinion of Legg Mason Wood Walker, Incorporated, dated as of the date hereof, with respect to the Merger Con-sideration to be received by the holders of FAL Common Stock pursuant to the transactions contemplated by this Agreement.

Section 5.26  Disclaimer of Representations and Warranties.
----------------------------------------------------------
EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS
ARTICLE V, FAL MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EX-PRESS OR IMPLIED, AND FAL HEREBY DISCLAIMS ANY SUCH OTHER REPRE-SENTATIONS OR WARRANTIES, WHETHER BY FAL, ANY SUBSIDIARY OF FAL, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITH-STANDING THE DELIVERY OR DISCLOSURE TO SUG OR ANY OF ITS DIREC-TORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, OF ANY DOCUMENTATION OR OTHER INFORMATION BY FAL, ANY SUBSIDIARY OF FAL, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE FOREGOING.

                          ARTICLE VI
                          COVENANTS

Section 6.1  Covenants of FAL.  FAL agrees to observe and perform
-----------------------------
the following covenants and agreements:

   (a)  Conduct of the Business Prior to the Closing Date.  With
        -------------------------------------------------
        respect to the Acquired Companies, except (i) as contem-plated in this Agreement, (ii) as required by law or regulation, or (iii) as otherwise expressly consented to in writing by SUG which consent shall not be unreasonably withheld or delayed, prior to the Closing, FAL will cause each Acquired Company to:

        (1) Not make or permit any material change in the general nature of its business;

        (2) Maintain its Ordinary Course of Business in accordance with prudent business judgment and con-sistent with past practice and policy, and maintain Its assets in good operating repair, order and con-dition, reasonable wear and tear excepted, subject to retirements in the Ordinary Course of Business;

        (3) Preserve the Acquired Company as an ongoing business and use reasonable efforts to maintain the goodwill associated with the Acquired Company;

        (4) Preserve all of the Acquired Companies' franchises, tariffs, certificates of public convenience and necessity, licenses, authorizations and other governmental rights and permits;

        (5)  Not enter into any material transaction or Material
             Contract;

        (6) Not purchase, sell, lease, dispose of or otherwise transfer or make any contract for the purchase, sale, lease, disposition or transfer of, or subject to lien, any of the assets of the Acquired Company other than in the Ordinary Course of Business;

        (7) Not hire any new employee unless such employee is a bona fide replacement for a presently-filled posi-tion with the Acquired Company as of the date hereof;

        (8) Not file any material applications, petitions, motions, orders, briefs, settlement or agreements in any material Proceeding before any Governmental Body which involves any Acquired Company, and appeals related thereto;

        (9)  Not engage in or modify, except in the Ordinary
             Course of Business, any material intercompany transactions involving any other Acquired Company;

       (10) Not voluntarily change in any material respect or terminate any insurance policies disclosed on
             Section 5.16(a) of the FAL Disclosure Schedule that presently are in effect unless equivalent coverage is obtained;

       (11) Except as disclosed or specifically contemplated in this Agreement or in Section 6.1(a)(11) of the FAL Disclosure Schedule, and with respect to budgeted expenditures known and specifically disclosed in writing to SUG, subject to adjustments in the Ordi-nary Course of Business and other deviations (which in the aggregate shall not exceed 5% on an annualized basis during the period from the date of this Agreement until the Closing Date), not make any capital expenditure or capital expenditure commit-ment;

       (12) Not make any changes in financial policies or prac-tices, or strategic or operating policies or prac-tices, in each case which involve any Acquired
             Company;

       (13) Comply in all material respects with all applicable material Legal Requirements and permits, including without limitation those relating to the filing of reports and the payment of Taxes due to be paid prior to the Closing, other than those contested in good faith;

       (14) Not adopt, amend (other than amendments that reduce the amounts payable by SUG or any of its Subsidi-aries or amendments required by law) or assume an obligation to contribute to any FAL Benefit Plan or collective bargaining agreement or enter into any employment, consulting, severance or similar Con-tract with any Person (including without limitation, contracts with management of any Acquired Company or any of its Affiliates that might require payments be made upon consummation of the transactions contem-plated hereby) or amend any such existing contracts;

       (15) Except in the Ordinary Course of Business or as required by the terms of any existing Contract, FAL Benefit Plan or collective bargaining agreement, not grant any increase or change in total compensation, benefits or pay any bonus to any employee, director or consultant;

       (16) Not grant or enter into or extend the term of any Contract with respect to continued employment or service for any employee, officer, director or consultant;

       (17) Not make any loan or advance to any Person other than to any officer, director, stockholder or employee in the Ordinary Course of Business;

       (18) Not terminate any existing gas purchase, exchange or transportation contract necessary to supply firm gas at all city gate delivery points or enter into any new contract for the supply, transportation, storage or exchange of gas with respect to the Acquired Companies' regulated gas distribution operations or renew or extend or negotiate any existing contract providing for the same where such contract is not terminable within sixty (60) days without penalty;

       (19)  Not amend any of its Organizational Documents; and

       (20) Subject to Section 6.1(l), not issue or assume any note, debenture or other evidence of indebtedness which by its terms does not mature within one year from the date of execution or issuance thereof, unless otherwise redeemable or subject to prepayment at any time at the option of the Acquired Company on not more than thirty (30) days notice without penalty for such redemption or prepayment.

   (b)  Customer Notifications.  At any time and from time to
        ----------------------
        time reasonably requested by SUG prior to the Closing Date, each Acquired Company will permit SUG at FAL's expense to insert preprinted single-page customer education materials into billing documentation to be delivered to customers affected by this Agreement; provided, however, that FAL has reviewed in advance and
        --------  -------
        consented to the content of such materials, which consent shall not be unreasonably withheld or delayed. Other means of notifying customers may be employed by either party, at the expense of the initiating party, but in no event shall any notification be initiated without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed).

   (c)  Access to the Acquired Companies' Offices, Properties and
        ---------------------------------------------------------
        Records; Updating Information.
        -----------------------------

        (1) From and after the date hereof and until the Closing Date, the Acquired Companies shall permit SUG and its Representatives to have, on reasonable notice and at reasonable times, reasonable access to such of the offices, properties and employees of the Acquired Companies, and shall disclose, and make available to SUG and its Representatives all books, papers and records to the extent that they relate to the ownership, operation, obligations and liabili-ties of or pertaining to the Acquired Companies, their businesses, assets and liabilities. Without limiting the application of the Confidentiality Agreement dated October 4, 1999 between FAL and SUG (the "Confidentiality Agreement"), all documents or information furnished by the Acquired Companies hereunder shall be subject to the Confidentiality Agreement.

        (2) FAL will notify SUG as promptly as practicable of any significant change in the Ordinary Course of Business or operation of any of the Acquired Com-panies and of any material complaints, investiga-tions or hearings (or communications indicating that the same may be contemplated) by any Governmental Body, or the institution or overt threat or settle-ment of any material Proceeding involving or affecting any of the Acquired Companies or the transactions contemplated by this Agreement, and shall use reasonable efforts to keep SUG fully in-formed of such events and permit SUG's Representa-tives access to all materials prepared in connection therewith, consistent with any applicable Legal Requirement or Contract.

        (3) As promptly as practicable after SUG's request, FAL will furnish such financial and operating data and other information pertaining to the Acquired Com-panies and their businesses and assets as SUG may reasonably request; provided, however, that nothing
                                 --------  -------
             herein will obligate any of the Acquired Companies to take actions that would unreasonably disrupt its Ordinary Course of Business or violate the terms of any Legal Requirement or Contract to which the Acquired Company is a party or to which any of its assets is subject in providing such information, or to incur any costs with respect to SUG's external auditors (or the Acquired Companies' external auditors in the event a report by such auditors is requested by SUG) providing accounting services with respect to issuing an auditor's report required by or for SUG.

   (d)  Governmental Approvals; Third Party Consents.  FAL will
        --------------------------------------------
        use its reasonable best efforts to obtain all necessary consents, approvals and waivers from any Person required in connection with the transactions contemplated hereby under any license, lease, permit or Contract applicable to the Acquired Companies, including, without limitation, the approvals of those Governmental Bodies and the con-sents of those third parties listed in Section 5.4 and
        Section 5.5 of the FAL Disclosure Schedule and as required by the HSR Act.

   (e)  Dividends.  FAL shall not, nor shall it permit any of its
        ---------
        Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its or their capital stock other than (A) dividends by a wholly-owned Subsidiary to FAL or another wholly-owned Sub-sidiary, or (B) regular quarterly dividends on FAL Common Stock with usual record and payment dates that do not exceed the current rate of $0.96 per fiscal year; (ii) split, combine or reclassify any of its capital stock or the capital stock of any Subsidiary or issue or authorize or propose the issuance of any other securities in respect of, or in substitution for, shares of its capital stock or the capital stock of any Subsidiary; or (iii) redeem, repurchase or otherwise acquire any shares of its capital stock or the capital stock of any Subsidiary other than redemptions, repurchases and other acquisi-tions of shares of capital stock in connection with the administration of employee benefit and dividend reinvest-ment and customer stock purchase plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice.

   (f)  Issuance of Securities.  FAL shall not, nor shall it
        ----------------------
        permit any of its Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of its or their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than as provided for in the FAL Benefit Plans, and its dividend reinvestment plan in effect as of the date hereof.

   (g)  Accounting.  FAL shall not, nor shall it permit any of
        ----------
        its Subsidiaries to, make any changes in their accounting methods, principles or practices except as required by law, rule, regulation or GAAP.

   (h)  No Shopping.
        -----------

        (1) FAL shall not, and shall not authorize or permit any of its (or any of its Subsidiaries') officers, directors, agents, financial advisors, attorneys, accountants or other Representatives to, directly or indirectly, solicit, initiate or encourage submis-sion of proposals or offers from any Person relating to, or that could reasonably be expected to lead to, a Business Combination or participate in any nego-tiations or discussions regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek a Busi-
             ness Combination; provided, however, that, prior to
                               --------  -------
             the FAL Stockholders' Approval, FAL may, in response
             to an unsolicited written proposal from a third party with respect to a Business Combination that FAL's Board of Directors determines, in its good faith judgment, after consultation with and the receipt of the advice of its financial advisor and outside counsel with customary qualifications, is a Superior Proposal, (i) furnish information to, and negotiate, explore or otherwise engage in substan-tive discussions with such third party, only if FAL's Board of Directors determines, in its good faith judgment after consultation with its financial advisors and outside legal counsel, that it is rea-sonably necessary in order to comply with its fiduciary duties under applicable law and (ii) take and disclose to FAL's stockholders a position with respect to another Business Combination proposal, or amend or withdraw such position, pursuant to Rule 14d-9 and 14e-2 under the Exchange Act, or make such disclosure to FAL's stockholders which in the good faith judgment of FAL's Board of Directors is required by applicable law, based on the advice of its outside counsel. Prior to furnishing any non-public information to, entering into negotiations with or accepting a Superior Proposal from such third party, FAL will (i) provide written notice to SUG to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and (ii) receive from such third party an executed confidentiality agreement con-taining substantially the same terms and conditions as the Confidentiality Agreement. FAL will immedi-ately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiations with any parties con-ducted heretofore by FAL or any of its representa-tives with respect to any Business Combination.

        (2) Except as expressly permitted by this Section 6.1(h), neither the FAL Board of Directors nor any committee thereof may, (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to SUG, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, a Busi-ness Combination or (iii) cause FAL to enter into any letter of intent, agreement in principle, acqui-sition agreement or other similar agreement related to any Business Combination. Notwithstanding the foregoing, prior to the time at which the FAL Stock-holders' Approval has been obtained, in response to an unsolicited Business Combination proposal from a third party, if FAL's Board of Directors determines, in its good faith judgment, after consultation with and the receipt of the advice of its financial ad-visor and outside counsel with customary qualifica-tions, that such proposal is a Superior Proposal and that failure to do any of the actions set forth in clauses (i), (ii) or (iii) above would create a reasonable possibility of a breach of the fiduciary duties of FAL's Board of Directors under applicable law, FAL's Board of Directors may (i) withdraw or modify its approval or recommendation of the Merger or this Agreement, approve or recommend a Business Combination or cause FAL to enter into a Business Combination and (ii) negotiate with a third party with respect to such Business Combination proposal and, subject to FAL having paid to SUG the fees described in Section 8.3(a) hereof and having entered into a definitive agreement with respect to such Business Combination proposal, terminate this Agreement; provided, however, that prior to entering
                        --------  -------
             into a definitive agreement with respect to a Busi-ness Combination proposal, FAL shall give SUG at least five (5) day's notice thereof, and shall cause its Representatives to, negotiate with SUG to make such adjustments in the terms and conditions of this Agreement as would enable FAL to proceed with the transactions contemplated herein on such adjusted terms; provided, further, that if FAL and SUG are
                    --------  -------
             unable to reach an agreement on such adjustments within five (5) days after such notice from FAL, FAL may enter into such definitive agreement, subject to the provisions of Article VIII.

        (3) FAL shall notify SUG orally and in writing of any such inquiries, offers or proposals (including, without limitation, the material terms and condi-tions of any such offer or proposal and the identity of the Person making it), within one business day of the receipt thereof, shall use all reasonable efforts to keep SUG informed of the status and details of any such inquiry, offer or proposal and shall give SUG two (2) days advance notice of the first delivery of non-public information to such Person. If any such inquiry, offer or proposal is in writing, FAL shall promptly deliver to SUG a copy of such inquiry, offer or proposal.

        (4) For purposes of this Agreement, (i) "Business Combi-nation" means (other than the transactions contem-plated or permitted by this Agreement) (A) a merger, consolidation or other business combination, share exchange, sale of shares of capital stock, tender offer or exchange offer or similar transaction involving FAL or any of its Subsidiaries, (B) acqui-Sition in any manner, directly or indirectly, of a material interest in any capital stock of, or a material equity interest in a substantial portion of the assets of, FAL or any of its Subsidiaries, including any single or multi-step transaction or series of related transactions that is structured to permit a third party to acquire beneficial ownership of a majority or greater equity interest in FAL or any of its Subsidiaries, or (C) the acquisition in any manner, directly or indirectly, of any material portion of the business or assets (other than immaterial or insubstantial assets or inventory in the Ordinary Course of Business) of FAL or any of its Subsidiaries and (ii) "Superior Proposal" means a proposed Business Combination involving at least 50% of the shares of capital stock or a material portion of the assets of FAL that FAL's Board of Directors determines, after consulting with FAL's financial advisors and outside counsel, is finan-cially superior to the transactions contemplated hereby and it appears that the party making the proposal is reasonably likely to have the funds necessary to consummate the Business Combination.

   (i)  Solicitation of Proxies; FAL Proxy Statement.  Subject to
        --------------------------------------------
        Section 6.1(h), FAL shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of SUG, advisable to secure the FAL Stockholders' Approval.

   (j)  FAL Stockholders' Approval.
        --------------------------

        (1)  Subject to the provisions of Section 6.1(h) and
             Section 6.1(j)(2), FAL shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (including all adjournments thereof, the "FAL Meeting") for the purpose of securing the FAL Stockholders' Approval,
             (ii) distribute to its stockholders the FAL Proxy Statement in accordance with applicable federal and state law and with its Organizational Documents,
             (iii) subject to the fiduciary duties of its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with SUG with respect to each of the foregoing matters.

        (2)  The FAL Meeting for the purpose of securing the FAL
             Stockholders' Approval, including any adjournments thereof, will be held on such date or dates as FAL and SUG mutually determine.

   (k)  Rule 145 Letters.  FAL shall promptly identify to SUG all
        ----------------
        officers and directors of any Acquired Company and any other persons who are "affiliates" within the meaning of such term as used in Rule 145 under the Securities Act ("Rule 145 Affiliates"), and FAL shall use its reasonable efforts to provide to SUG undertakings from such persons ("Rule 145 Letters") to the effect that no disposition of shares of SUG Common Stock received in the Merger will be made by such persons except within the limits and in accordance with the applicable provisions of said Rule 145, as amended from time to time, or except in a trans-action which, in the opinion of legal counsel satisfac-tory to SUG, is exempt from registration under the Securities Act.

   (l)  Financing Activities.  FAL shall, and shall cause its
        --------------------
        Subsidiaries to, cooperate, to the fullest extent commer-cially reasonable and practicable, with SUG's requests with respect to refinancing by the Acquired Companies of the current maturities of any of their indebtedness, and any repurchase, redemption or prepayment by any of the Acquired Companies of any of its indebtedness that may be required prior to or because of the Merger or that SUG may request that the Acquired Companies effect prior to the Merger, so as to permit SUG to have the maximum op-portunity to refinance, on or promptly after the Closing Date without any penalty except as may be due pursuant to the terms of the Acquired Companies' indebtedness as in effect on the date of this Agreement, any of the Acquired Companies' indebtedness outstanding on the Closing Date; provided, however, that no Acquired Company shall be
        --------  -------
        required to consummate prior to the Effective Time any such refinancing, repurchase, redemption or repayment requested by SUG.

   (m)  FAL Disclosure Schedule.  On the date hereof, FAL has
        -----------------------
        delivered to SUG the FAL Disclosure Schedule, accompanied by a certificate signed by an executive officer of FAL stating the FAL Disclosure Schedule is being delivered pursuant to this Section 6.1(m). The FAL Disclosure Schedule constitutes an integral part of this Agreement and modifies the representations, warranties, covenants or agreements of FAL contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the FAL Disclosure Schedule.

   (n)  FAL Bondholders' Consent.  FAL shall use its reasonable
        ------------------------
        best efforts to obtain consents from all holders of each series of First Mortgage Bonds issued and outstanding under the Indenture of First Mortgage, dated as of December 1, 1952, between FAL and State Street Bank and Trust Company, successor in interest to the First National Bank of Boston, successor by merger to Old Colony Trust Company, as Trustee, as amended or supple-mented from time to time, to such amendments to such Indenture as requested by SUG.

Section 6.2  Covenants of SUG.  SUG agrees to observe and perform
-----------------------------
the following covenants and agreements:

   (a)  Governmental Approvals; Third Party Consents.  SUG will
        --------------------------------------------
        use its reasonable best efforts at SUG's sole expense to obtain all necessary consents, approvals and waivers from any Person required in connection with the transactions contemplated hereby under any license, lease, permit, Contract or agreement applicable to SUG, including, with-out limitation, the approvals of those Governmental Bodies and the consents of those third parties listed in
        Section 4.5 of the SUG Disclosure Schedule and as required by the HSR Act.

   (b)  Employees; Benefits.  With respect to the employees
        -------------------
        (excluding unionized employees) listed in Section 5.17(a) of the FAL Disclosure Schedule (or their successors employed pursuant to Section 6.1(a)(7) above) (the "Employees"), except as otherwise specified herein, SUG agrees as follows:

        (1) During the 12 months immediately following the Closing Date, to make available to the Employees who continue their service with the Surviving Corpora-tion or any Subsidiary of the Surviving Corporation employee benefit plans or arrangements that are no less favorable, in the aggregate, than the FAL Bene-fit Plans listed in Section 5.18(j) of the FAL Dis-closure Schedule offered to the Employees immediately prior to the date of this Agreement.

        (2) For purposes of eligibility, vesting and benefit accrual under all benefit plans provided to the Employees after the Closing Date, SUG will recognize the tenure of employment, as recognized by the Acquired Companies as of the Closing Date.

        (3) All vacation time earned by the Employees prior to the Closing Date must be taken by the end of the calendar year in which the Closing Date occurs, except where the Employee is requested by FAL or SUG to forego their vacation for business-related rea-sons. For purposes of awarding vacation time at the beginning of each calendar year following the Closing Date, SUG will recognize the tenure of employment, as recognized by the Acquired Company as of the Closing Date.

   (c)  Blue Sky Permits.  SUG shall use its reasonable best
        ----------------
        efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by the Agreement, and will pay all expenses incident thereto.

   (d)  Listing Application.  Prior to the Closing, SUG shall
        -------------------
        cause the shares of SUG Common Stock constituting the Stock Consideration to be listed on the NYSE, subject to official notice of issuance thereof.

   (e)  Collective Bargaining Agreements.  At the Effective Time,
        --------------------------------
        SUG agrees to assume all collective bargaining agreements covering employees of any Acquired Company, and shall discharge when due any and all liabilities of any Acquired Company under such collective bargaining agree-ments relating to periods after the Effective Time.

   (f)  SUG Disclosure Schedule.  On the date hereof, SUG has
        -----------------------
        delivered to FAL the SUG Disclosure Schedule, accompanied by a certificate signed by an executive officer of SUG stating that the SUG Disclosure Schedule is being de-livered pursuant to this Section 6.2(f). The SUG Disclo-sure Schedule constitutes an integral part of this Agreement and modifies the representations, warranties, covenants or agreements of SUG contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the SUG Disclosure Schedule.

   (g)  Conduct of the Business Prior to the Closing Date.
        -------------------------------------------------
        Except (i) as contemplated in this Agreement, (ii) in connection with the transactions contemplated by the PEI Merger Agreement, (iii) as required by law or regulation or (iv) as otherwise expressly consented to in writing by FAL which consent will not be unreasonably withheld or delayed, prior to the Closing, SUG will:

        (1) Not make or permit any material change in the general nature of its business;

        (2) Maintain its present operations in the Ordinary Course of Business in accordance with prudent business judgment and consistent with past practice and policy, and maintain its assets in good repair, order and condition, reasonable wear and tear excepted, subject to retirements in the Ordinary Course of Business;

        (3) Preserve SUG as an ongoing business and use reason-able efforts to maintain the goodwill associated with SUG; and

        (4) Preserve all of SUG's franchises, tariffs, certifi-cates of public convenience and necessity, licenses, authorizations and other governmental rights and permits.

   (h)  Access to SUG's Offices, Properties and Records; Updating
        ---------------------------------------------------------
        Information.
        -----------

        (1) From and after the date hereof and until the Closing Date, SUG and its Subsidiaries shall permit FAL and its Representatives to have, on reasonable notice and at reasonable times, reasonable access to such of the offices, properties and employees of SUG and its Subsidiaries, and shall disclose, and make available to FAL and its Representatives all books, papers and records to the extent that they relate to the ownership, operation, obligations and liabili-ties of or pertaining to SUG, its Subsidiaries and their respective businesses and assets. Without limiting the application of the Confidentiality Agreement, all documents or information furnished by SUG and its Subsidiaries hereunder shall be subject to the Confidentiality Agreement.

        (2) SUG will notify FAL as promptly as practicable of any significant change in the Ordinary Course of Business or operation of SUG or any of its Subsidi-aries and of any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) by any Governmental Body, or the institution or overt threat or settlement of any material Proceeding involving or affecting SUG or any of its Subsidiaries or the transactions con-templated by this Agreement, and shall use reason-able efforts to keep FAL fully informed of such events and permit FAL's Representatives access to all materials prepared in connection therewith consistent with any applicable Legal Requirement or Contract.

Section 6.3  Additional Agreements.
----------------------------------

   (a)  The Registration Statement and the FAL Proxy Statement.
        ------------------------------------------------------
        As soon as practicable after the date hereof, FAL and SUG shall take such reasonable steps as are necessary for the prompt preparation and filing with the SEC of (i) the FAL Proxy Statement by FAL and (ii) the Registration State-ment, which will include certain information contained in the FAL Proxy Statement, by SUG. The foregoing shall include without limitation: (i) obtaining and furnishing the information required to be included therein, (ii) after consultation between FAL and SUG, responding promptly to any comments made by the SEC with respect to the FAL Proxy Statement and the Registration Statement and any amendments and preliminary version thereof and
        (iii) causing the Registration Statement to become effec-tive, and the FAL Proxy Statement to be mailed to FAL's stockholders at the earliest practicable date. FAL agrees, as to information with respect to FAL, its offi-cers, directors, stockholders and Subsidiaries contained in the Registration Statement and the FAL Proxy State-ment, and SUG agrees, as to information with respect to SUG, its officers, directors, stockholders and Subsidi-aries contained in the Registration Statement and the FAL Proxy Statement, that such information, in the case of the FAL Proxy Statement at the time of the mailing of the FAL Proxy Statement and (as then amended or supplemented) at the time of the FAL Meeting, or in the case of the Registration Statement at the time of the mailing of the FAL Proxy Statement (as then amended or supplemented), at the time of the FAL Meeting and at the effective time of the Registration Statement, will not contain any untrue statement of material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation, warranty, covenant or agreement is made by or on behalf of FAL with respect to information supplied by any other Person for inclusion in the FAL Proxy Statement or the Registration Statement.
        No representation, warranty, covenant or agreement is made by or on behalf of SUG with respect to information supplied by any other Person for inclusion in the FAL Proxy Statement or the Registration Statement. No filing of, or amendment or supplement to, the FAL Proxy State-ment or the Registration Statement shall be made by any party hereto without providing the other party with the opportunity to review and comment thereon (except for any ongoing SEC reporting required of SUG or FAL that will be incorporated by reference). If at any time prior to the Effective Time any information relating to any party hereto or any of their respective officers, directors, stockholders or Subsidiaries, should be discovered by any party hereto which should be set forth in an amendment or supplement to the FAL Proxy Statement or the Registration Statement so that the FAL Proxy Statement or the Regis-tration Statement would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amend-ment or supplement describing such information shall be promptly prepared, filed with the SEC and, to the extent required by law, disseminated to the stockholders of FAL, as may be necessary.

   (b)  Further Assurances.  Each of SUG and FAL agrees, and FAL
        ------------------
        agrees to cause its Subsidiaries, to take all such rea-sonable and lawful action as may be necessary or appro-priate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purpose of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Acquired Companies, the officers and directors of the Surviving Corporation will be fully authorized to take, and will take, all such lawful and necessary action.

   (c)  Financial Statements to be Provided.  Upon SUG's request,
        -----------------------------------
        FAL shall (i) provide to SUG audited and unaudited finan-cial statements required to be included in the proxy statements and the registration statement contemplated by the PEI Merger Agreement and (ii) cause its independent accountants to deliver to SUG and PEI the required con-sents in connection therewith.

                           ARTICLE VII
                           CONDITIONS


Section 7.1  Conditions to SUG's Obligation to Effect the Merger.
----------------------------------------------------------------
The obligation of SUG to effect the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

   (a)  Representations and Warranties True as of the Closing
        -----------------------------------------------------
        Date.  FAL's representations and warranties in this
        ----
        Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date; provided, however, that
                                        --------  -------
        any such representation or warranty that is qualified by any standard of materiality (including, but not limited to, FAL Material Adverse Effect) shall have then been, and shall then be, accurate in all respects.

   (b)  Compliance with Agreements.  The covenants, agreements
        --------------------------
        and conditions required by this Agreement to be performed and complied with by any of the Acquired Companies shall have been performed and complied with in all material respects prior to or at the Closing Date.

   (c)  Certificate.  FAL shall execute and deliver to SUG a
        -----------
        certificate of an authorized officer of FAL, dated the Closing Date, stating that the conditions specified in Sections 7.1(a) and 7.1(b) of this Agreement applicable to the Acquired Companies have been satisfied.

   (d)  Governmental Approvals.  All approvals, consents,
        ----------------------
        opinions or rulings of all Governmental Bodies required in order to consummate the transactions contemplated hereby shall have been obtained by Final Order in such form as is, and with no conditions that are, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect or a material adverse effect on the business, operations, properties, financial condition or results of operations of the Surviving Corporation, or which would otherwise, in the reasonable determination of SUG, be unduly burdensome to the Surviving Corporation or any of its Affiliates. In addition, and without limita-tion of the condition set forth in the immediately preceding sentence, the Massachusetts Department of Telecommunications and Energy shall have resolved, by means of a Final Order, the manner in which the Surviving Corporation as a whole and its operating division in Massachusetts will be regulated under Chapter 164 of the Massachusetts General Laws, and such resolution shall be acceptable to SUG in its sole discretion. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

   (e)  Third Party Consents.  Each of the consents required
        --------------------
        under Section 5.4 of this Agreement shall have been ob-tained to the reasonable satisfaction of SUG, other than any such consents which, if not obtained, are not, indi-vidually or in the aggregate, reasonably likely to result in a FAL Material Adverse Effect after the Closing. In addition, all consents and approvals required, under the terms of any note, bond or indenture listed in Section
        5.4 of the FAL Disclosure Schedule to which any of the Acquired Companies is a party, shall have been obtained.

   (f)  Injunctions.  On the Closing Date, there shall be no
        -----------
        Orders which operate to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Merger.

   (g)  Resignations.  Each director of each Acquired Company
        ------------
        shall resign any position as a director of an Acquired Company effective as of the Closing Date in accordance with such Acquired Company's Organizational Documents and applicable provisions of the MBCL; provided, however,
                                           --------  -------
        that such resignations shall not cause the termination of any such Person's employment as an employee of an Acquired Company or reduce any such employee's then cur-rent level of compensation.

   (h)  Opinion of Tax Counsel.  On the Closing Date, SUG shall
        ----------------------
        have received from Hughes Hubbard & Reed LLP, counsel to SUG, an opinion to the effect that the Merger will con-stitute a "reorganization" within the meaning of IRC
        Section 368(a)(1)(A), and that no gain or loss will be recognized by SUG or FAL with respect to the Merger.

   (i)  FAL Stockholders' Approval.  The FAL Stockholders'
        --------------------------
        Approval shall have been obtained.

   (j)  Appraisal Rights.  Demand for payment for shares and
        ----------------
        appraisal thereof by stockholders of FAL in accordance with the MBCL with respect to the Merger shall not equal or exceed 5 percent of the shares of FAL Common Stock entitled to vote on the Merger.

   (k)  Rule 145 Letters.  Each Rule 145 Affiliate shall have
        ----------------
        executed and delivered to SUG a Rule 145 Letter, in form and substance reasonably satisfactory to SUG and its counsel.

   (l)  Registration Statement.  The Registration Statement shall
        ----------------------
        have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

   (m)  Listing of SUG Common Stock.  The shares of SUG Common
        ---------------------------
        Stock constituting the Stock Consideration shall have been authorized for listing, upon official notice of issuance, on the NYSE.

   (n)  FAL Bondholders' Consent.  All holders of each series of
        ------------------------
        First Mortgage Bonds issued and outstanding under the Indenture of First Mortgage, dated as of December 1, 1952, between FAL and State Street Bank and Trust Com-pany, successor in interest to the First National Bank of Boston, successor by merger to Old Colony Trust Company, as Trustee, as amended or supplemented from time to time, shall have consented to such amendments to such Indenture as requested by SUG.

Section 7.2  Conditions to FAL's Obligations to Effect the
----------------------------------------------------------
Merger.  The obligation of FAL to effect the transactions contem-
------
plated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

   (a)  Representations and Warranties True as of the Closing
        -----------------------------------------------------
        Date.  SUG's representations and warranties in this
        ----
        Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date; provided, however, that
                                        --------  -------
        any such representation or warranty that is qualified by any standard of materiality (including, but not limited to, SUG Material Adverse Effect) shall have then been, and shall then be, accurate in all respects.

   (b)  Compliance with Agreements.  The covenants, agreements
        --------------------------
        and conditions required by this Agreement to be performed and complied with by SUG shall have been performed and complied with in all material respects prior to or at the Closing Date.

   (c)  Certificate.  SUG shall execute and deliver to FAL a
        -----------
        certificate of an authorized officer of SUG, dated the Closing Date, stating that the conditions specified in Sections 7.2(a) and 7.2(b) of this Agreement applicable to SUG have been satisfied.

   (d)  Governmental Approvals.  All approvals, consents,
        ----------------------
        opinions or rulings of all Governmental Bodies required in order to consummate the transactions contemplated hereby shall have been obtained by Final Order in such form as is, and with no conditions that are, individually or in the aggregate, reasonably likely to have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Sur-viving Corporation. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

   (e)  Injunctions.  On the Closing Date, there shall be no
        -----------
        Orders which operate to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Merger.

   (f)  Opinion of Counsel.  On the Closing Date, FAL shall have
        ------------------
        received from Rich, May, Bilodeau & Flaherty, P.C., counsel to FAL, an opinion to the effect that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of IRC Section 368(a), and that no gain or loss will be recognized for federal income tax purposes by the stockholders of FAL who receive SUG Common Stock in the Merger upon their receipt of the Merger Consideration, except that any realized gain will be recognized to the extent of the amount of cash received (including cash in lieu of the fractional shares).

   (g)  FAL Stockholders' Approval.  The FAL Stockholders'
        --------------------------
        Approval shall have been obtained.

   (h)  Registration Statement.  The Registration Statement shall
        ----------------------
        have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

   (i)  Listing of SUG Common Stock.  The shares of SUG Common
        ---------------------------
        Stock constituting the Stock Consideration shall have been authorized for listing, upon official notice of issuance, on the NYSE.

                        ARTICLE VIII
                        TERMINATION


Section 8.1  Termination Rights.  This Agreement may be termi-
-------------------------------
nated in its entirety at any time prior to the Closing:

   (a)  By the mutual written consent of SUG and FAL;

   (b) By FAL, on the one hand, or SUG, on the other hand, in writing if there shall be in effect a non-appealable order of a court of competent jurisdiction prohibiting the consummation of the Merger in accordance with this Agreement;

   (c) By FAL, by written notice to SUG, if there is a breach of any representation, warranty, covenant or agreement of SUG, which breach cannot be cured and would cause the conditions set forth in Section 7.2(a) or (b) to be incapable of being satisfied;

   (d) By SUG, by written notice to FAL, if there is a breach of any representation, warranty, covenant or agreement of FAL, which breach cannot be cured and would cause the conditions set forth in Section 7.1(a) or (b) to be incapable of being satisfied;

   (e)  By FAL, by written notice to SUG in accordance with
        Section 6.1(h)(2); provided, however, that the termina-
                           --------  -------
        tion described in this clause (e) shall not be effective
        unless and until FAL shall have paid SUG the fee described in Section 8.3(a) and FAL has substantially contemporaneously entered into a definitive agreement with respect to the proposed Business Combination;

   (f) By FAL, by written notice to SUG, if the FAL Stock-holders' Approval is not obtained at the FAL Meeting or by SUG, by written notice to FAL, if the FAL Stock-holders' Approval is not obtained at the FAL Meeting; provided, however, that there has not been a material
        --------  -------
        misrepresentation or a material breach of covenant, warranty or agreement contained herein on the part of the party asserting its right to terminate pursuant to this
        Section 8.1(f);

   (g) By SUG, by written notice to FAL, if the Board of Direc-tors of FAL or any committee thereof (i) withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to SUG, the approval or recommendation by the Board of Directors or such committee of the Merger or this Agreement, (ii) approves or recommends, or proposes publicly to approve or recommend, a Business Combination, (iii) causes FAL to enter into a definitive agreement related to any Business Combination or (iv) resolves to take any of the actions specified in clause
        (i), (ii) and (iii) above;

   (h) By SUG, by written notice to FAL, if a third party, including a group (as defined under the Exchange Act) acquires securities representing greater than 50% of the voting power of the outstanding voting securities of FAL; or

   (i)  By FAL, by written notice to SUG, if the Average Trading
        Price of the SUG Common Stock as of the Closing is lower than $15.00.

   (j) By either party in writing at any time after 5:00 p.m., Eastern Time, on October 15, 2000 (the "Initial Termina-tion Date"), if the Closing has not occurred prior there-to; provided, however, that the right to terminate this
            --------  -------
        Agreement under this Section 8.1(j) will not be available to any party that is in material breach of its represen-tations, warranties, covenants or agreements contained herein; and provided, further, that if on the Initial
                    --------  -------
        Termination Date (i) the conditions to closing set forth in Sections 7.1(d) and 7.2(d) shall not have been ful-filled or (ii) any approval or authorization of any Governmental Body required in connection with the consum-mation of the Merger shall have not been obtained and such approval or authorizations shall not have become a Final Order, but all other conditions to Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date will be extended to February 28, 2001.

Section 8.2  Effect of Termination.  If this Agreement is termi-
----------------------------------
nated pursuant to Section 8.1, this Agreement shall be of no further force and effect and there shall be no further liability hereunder on the part of any party or its Affiliates, directors, officers, stockholders, agents or other Representatives; provided, however, that (i) any fee payable under Section 8.3(a)
--------  -------
is paid to SUG and (ii) no such termination shall relieve any party of liability for any claims, damages or losses suffered by the other party as a result of the negligent or willful failure of a party to perform any obligations required to be performed by it hereunder on or prior to the date of termination.

Notwithstanding anything to the contrary contained herein, the provisions of Section 8.2, Sections 10.1 through 10.6 and
Sections 10.8 through 10.11 of this Agreement shall survive any termination of this Agreement.

Section 8.3  Termination Fee; Expenses.
--------------------------------------

   (a)  Termination Fee.  If this Agreement is terminated pursu-
        ---------------
        ant to Section 8.1(e), 8.1(g) or 8.1(h), then FAL shall pay to SUG promptly (but not later than five business days after notice is received from FAL) an amount equal to $1.5 million in cash.

   (b)  Expenses.  The parties agree that the agreements con-
        --------
        tained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and consti-tute liquidated damages and not a penalty. Notwith-standing anything to the contrary contained in this
        Section 8.3, if FAL fails to pay promptly to SUG the fee due under Section 8.3(a), in addition to any amounts paid or payable pursuant to Section 8.3(a), FAL shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee calculated using an annual percentage rate of interest equal to the prime rate published in the Wall Street Journal on the date (or preceding business day if such date is not a business day) such fee was required to be paid, compounded on a daily basis using a 360-day year.

                         ARTICLE IX
                INDEMNIFICATION; REMEDIES

Section 9.1  Directors' and Officers' Indemnification.
-----------------------------------------------------

   (a)  Indemnification and Insurance.  For a period of six years
        -----------------------------
        after the Effective Time, the Surviving Corporation will indemnify and hold harmless the present and former officers and directors of FAL and its Subsidiaries (the "Indemnified Parties") in respect of acts or omissions occurring prior to the Effective Time to the extent provided under FAL's articles of organization and bylaws in effect on the date hereof; provided, however, that if
                                      --------  -------
        any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of such claims shall continue until the final disposition of any and all such claims. For six years after the Effec-tive Time, the Surviving Corporation will use its reason-able best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by FAL's officers' and direc-tors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however,
                                             --------  -------
        that in satisfying its obligation under this Section, if the annual premiums of such insurance coverage exceed 200% of the previous year's premiums, the Surviving Corporation will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Surviving Corporation for a cost not exceeding such amount.

   (b)  Successors.  In the event the Surviving Corporation or
        ----------
        any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provisions must be made so that the successors and assigns of the Surviving Corporation will assume the obligations set forth in this Section 9.1.

   (c)  Survival of Indemnification.  To the fullest extent per-
        ---------------------------
        mitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of any Acquired Company with respect to their activities as such prior to the Effective Time, as provided in their respec-tive Organizational Documents in effect on the date here-of, or otherwise in effect on the date hereof, will survive the Merger and will continue in full force and effect except for amendments to make changes permitted by law that would enhance the rights of past or present officers and directors to indemnification or advancement of expenses in respect of acts or omissions occurring prior to the Effective Time for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved).

Section 9.2  Representations and Warranties.  Each and every
-------------------------------------------
representation and warranty of either party shall expire at, and be terminated and extinguished with, the Effective Time.

                             ARTICLE X
                        GENERAL PROVISIONS


Section 10.1  Expenses.  Each of the parties will pay all costs
----------------------
and expenses of its performance of and compliance with this Agreement, except (i) as provided in Section 8.3 and as expressly provided otherwise herein, (ii) FAL shall pay all fees and expenses of counsel for FAL, (iii) SUG will pay all real estate transfer taxes and real estate recording fees, if any, including expenses of counsel associated with real estate title, transfer and recording issues in connection with the Merger, and all filing and application fees paid to Governmental Bodies in con-nection with the Merger and (iv) SUG and FAL will each pay half of the combined costs of printing and mailing to the FAL stock-holders the prospectus that is a part of the Registration State-ment and the FAL Proxy Statement.

Section 10.2  Notices.  All notices, requests and other communi-
---------------------
cations hereunder shall be in writing and shall be deemed to have been given upon receipt if either (a) personally delivered, (b) sent by prepaid first class mail, and registered or certified and a return receipt requested or (c) by facsimile telecopier with completed transmission acknowledged:

     if to SUG, to:

     Southern Union Company
     504 Lavaca Street, Suite 800
     Austin, Texas  78701
     Attention:   Peter H. Kelley
                  President and Chief Operating Officer
     Telecopier:  (512) 477-3879

     with a copy to:

     Pennsylvania Enterprises, Inc.
     One PEI Center
     Wilkes-Barre, Pennsylvania  18711-0601
     Attention:   Thomas F. Karam
                  President and Chief Executive Officer
     Telecopier:  (570) 829-8900

     and

     Hughes Hubbard & Reed LLP
     One Battery Park Plaza
     New York, New York  10004
     Attention:   Garett J. Albert
     Telecopier:  (212) 422-4726

     if to FAL, to:

     Fall River Gas Company
     155 North Main Street
     Fall River, Massachusetts  02722
     Attention:   Bradford J. Faxon
                  President and Chief Executive Officer
     Telecopier:  (508) 675-7811

     with a copy to:

     Rich, May, Bilodeau & Flaherty, P.C.
     176 Federal Street
     Boston, Massachusetts  02110
     Attention:   Eric J. Krathwohl
     Telecopier:  (617) 556-3889

or at such other address or number as shall be given in writing by a party to the other parties.

Section 10.3  Assignment.  This Agreement may not be assigned by
------------------------
any party hereto without the prior written consent of the other parties hereto. Any assignment in violation of the terms of this Agreement shall be null and void ab initio.

Section 10.4  Successor Bound.  Subject to the provisions of
-----------------------------
Section 10.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 10.5  Governing Law; Forum; Consent to Jurisdiction.
-----------------------------------------------------------
This Agreement shall be construed in accordance with and governed by the laws of the State of New York except to the extent that the terms and consummation of the Merger are subject to the DGCL or the MBCL in which case such laws shall govern. Each party to this Agreement hereby irrevocably and unconditionally (i) con-sents to submit to the exclusive jurisdiction of the federal courts of the Southern District of New York in the county of New York and the borough of Manhattan and the jurisdiction of the federal courts of the District of Massachusetts in the county of Suffolk and the city of Boston for any proceeding arising in connection with this Agreement (and each such party agrees not to commence any such proceeding, except in such courts), (ii) to the extent such party is not a resident of the State of New York or the Commonwealth of Massachusetts, agrees to appoint agents in the State of New York and the Commonwealth of Massachusetts as such party's agents for acceptance of legal process in any such proceeding against such party with the same legal force and validity as if served upon such party personally within the State of New York or the Commonwealth of Massachusetts, respectively, and to notify promptly each other party hereto of the name and address of each such agent, (iii) waives any objection to the laying of venue of any such proceeding in the federal courts of the Southern District of New York in the county of New York and the borough of Manhattan or the federal courts of the District of Massachusetts in the county of Suffolk and the city of Boston, and (iv) waives, and agrees not to plead or to make, any claim that any such proceeding brought in any federal court of the Southern District of New York or the District of Massachusetts has been brought in an improper or otherwise inconvenient forum.

Section 10.6  Waiver of Trial By Jury.  EACH PARTY TO THIS AGREE-
-------------------------------------
MENT HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY SUCH PARTY MAY BE A PARTY ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THIS AGREEMENT, (ii) THE MERGER, (iii) THE CON-FIDENTIALITY AGREEMENT OR (iv) ANY RELATED DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES WHO ARE PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY HERETO, AND EACH SUCH PARTY HEREBY REPRESENTS AND WARRANTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OR TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.
EACH PARTY TO THIS AGREEMENT FURTHER REPRESENTS AND WARRANTS THAT EACH SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF EACH SUCH PARTY'S OWN FREE WILL, AND THAT EACH SUCH PARTY HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 10.7  Cooperation; Further Documents.
--------------------------------------------

   (a) Each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws, regulations or other-wise, to consummate and to make effective the transac-tions contemplated by this Agreement, including, without limitation, the timely performance of all actions and things contemplated by this Agreement to be taken or done by each of the parties hereto.

   (b) Each party shall cooperate with the other party in such other party's discharge of the obligations hereunder, which shall include making reasonably available to the other party such of its personnel as have relevant infor-mation, with respect thereto.

Section 10.8  Construction of Agreement.  The terms and provi-
---------------------------------------
sions of this Agreement represent the results of negotiations between the parties hereto and their Representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provi-sions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and FAL and SUG hereby waive the application in connection with the interpre-tation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions con-tained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement.

Section 10.9  Publicity; Organizational and Operational
-------------------------------------------------------
Announcements.  No party hereto shall issue, make or cause the
-------------
publication of any press release or other announcement with respect to this Agreement or the transactions contemplated here-by, or otherwise make any disclosures relating thereto, without the consent of the other party, such consent not to be unreason-ably withheld or delayed; provided, however, that such consent
                          --------  -------
shall not be required where such release or announcement is required by applicable law or the rules or regulations of a securities exchange, in which event the party so required to issue such release or announcement shall endeavor, wherever possible, to furnish an advance copy of the proposed release to the other party.

Section 10.10  Waiver.  Except as otherwise expressly provided in
---------------------
this Agreement, neither the failure nor any delay on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available to each party at law or in equity.

Section 10.11  Parties in Interest.  This Agreement (including
----------------------------------
the documents and instruments referred to herein) is not intended to confer upon any Person, other than the parties hereto and their successors and permitted assigns, any rights or remedies hereunder, except that the parties hereto agree and acknowledge that the agreements and covenants contained in Section 9.1 are intended for the direct and irrevocable benefit of the Indemni-fied Parties described therein and their respective heirs or legal representatives (each such director or Indemnified Party, a "Third Party Beneficiary"), and that each such Third Party Bene-ficiary, although not a party to this Agreement, shall be and is a direct and irrevocable third party beneficiary of such agree-ments and covenants and shall have the right to enforce such agreements and covenants against the Surviving Corporation in all respects fully and to the same extent as if such Third Party Beneficiary were a party hereto.

Section 10.12  Specific Performance.  The parties hereto agree
-----------------------------------
that irreparable damage would occur to a party in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent breaches of this agreement by any other party and to enforce specifically, to the fullest extent available, the terms and provisions hereof, including each party's obligation to close, in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which any party is entitled at law or in equity.

Section 10.13  Section and Paragraph Headings.  The section and
---------------------------------------------
paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpreta-tion of this Agreement.



Section 10.14  Amendment.  This Agreement may be amended only by
------------------------
an instrument in writing executed by the parties hereto.

Section 10.15  Entire Agreement.  This Agreement, the exhibits,
-------------------------------
annexes and schedules hereto and the documents specifically referred to herein and the Confidentiality Agreement constitute the entire agreement, understanding, representations and war-ranties of the parties hereto with respect to the subject matter hereof.

Section 10.16  Counterparts.  This Agreement may be executed in
---------------------------
one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             [SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                     SOUTHERN UNION COMPANY


                     By:  RONALD J. ENDRES
                         ------------------
                          Name:  Ronald J. Endres
                          Title: Executive Vice President


                     FALL RIVER GAS COMPANY


                     By:  BRADFORD J. FAXON
                         -------------------
                         Name:  Bradford J. Faxon
                         Title: President and Chief Executive
                                  Officer


                     By:  PETER H. THANAS
                         -----------------
                         Name:  Peter H. Thanas
                         Title: Senior Vice President and
                                  Treasurer




                          [SEAL]